Exhibit 10.1
[***] Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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Amended and Restated Flextronics
Manufacturing Services Agreement

This Amended and Restated Flextronics Manufacturing Services Agreement ("Agreement") is entered into this day of April 1, 2019 (“Effective Date’) by and between Palo Alto Networks, Inc., having its place of business at 3000 Tannery Way, Santa Clara, CA 95035 ("Customer") and Flextronics Telecom Systems Ltd., having its registered office at Suite 402, St. James Court, St. Denis Street, Port Louis, Mauritius, Mauritius ("Flextronics"), and as of the Effective Date replaces in its entirety the existing Amended and Restated Flextronics Manufacturing Services Agreement dated December 8, 2015 between the same parties.

Customer desires to engage Flextronics to perform manufacturing services as further set forth in this Agreement. The parties agree as follows:

1. DEFINITIONS

Flextronics and Customer agree that capitalized terms shall have the meanings set forth in this Agreement and Exhibit 1 attached hereto and incorporated herein by reference.

2. MANUFACTURING SERVICES

2.1.     Work. Customer hereby engages Flextronics to perform the work (hereinafter ''Work"). "Work" shall mean to procure Materials and to manufacture, assemble, and test products (hereinafter ''Product(s)") pursuant to detailed written Specifications. Except as otherwise agreed to in writing by Customer, all Work will be performed at the Flextronics facility identified in Exhibit 2. The "Specifications" for each Product or revision thereof, shall include but are not limited to bill of materials, designs, schematics, assembly drawings, process documentation, test specifications, current revision number, and Approved Vendor List. The Specifications as provided by Customer through Customer’s product lifecycle management system, Arena Solutions, and included in Flextronics’s production document management system and maintained in accordance with the terms of this Agreement. This Agreement does not include any new product introduction (NPI) or product prototype services related to the Products. In the event that Customer requires any such services, the parties will enter into a separate agreement. In case of any conflict between the Specifications and this Agreement, this Agreement shall prevail. This Agreement also includes ODM (original design manufacture)-type products. The Products set forth in Exhibit 3 constitute the sole ODM Products supplied by Flextronics to Customer as of the Effective Date.

2.2.     Engineering Changes. Customer may request that Flextronics incorporate engineering changes into the Product (including, but not limited to, any changes to the Flextronics-Supplied Critical Component) by providing Flextronics with a description of the proposed engineering change sufficient to permit Flextronics to evaluate its feasibility and cost. Flextronics will proceed with engineering changes when the parties have agreed upon the changes to the Specifications, delivery schedule and Product pricing and Customer has agreed to the implementation costs. All engineering changes shall be submitted through Customer's product lifecycle management system (Arena Solutions), which Flextronics has been granted access to in order to manage such changes and route them for approval by both parties.

2.3.     Tooling; Non-Recurring Expenses; Software. Customer shall pay for or obtain and consign to Flextronics any Customer Product specific tooling, equipment or software necessary for the manufacture of its products.  Such tooling, equipment or software may consist of, but not be limited to:  test servers and software, test fixtures unique to each product, ICT test fixtures, PCBA specific solder masks, board level test fixtures, system level test fixtures, debugging fixtures and tools, loopback connectors, etc.

[***] shall, at its own expense obtain, and maintain any tooling, tools, equipment or software necessary for the manufacture of Customer Products that are considered industry common equipment that can readily be utilized for the manufacture of any industry common customer equipment in the work cells.  Such industry common equipment including tooling, tools, equipment or software may consist of, but not be limited to:  common hand tools, common power tools, common equipment racks, general network cabling, carts, barcode scanners (2D and 3D), printers (up to 600 DPI) and printing software, printer toner and/or ink, inventory management racks/systems and software etc.  Flextronics shall be responsible for the ongoing maintenance and calibration of such industry common equipment and shall maintain records of maintenance and calibration where required. [***] does not include [***]. The parties agree that any single expenditure for over $[***] (“High Dollar Spend”) will be subject to separate and negotiation and written agreement about which party pays all or what portion of the cost of the High Dollar Spend.

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2.4.     Customer Affiliate. Customer’s affiliate, Palo Alto Networks (Netherlands) B.V. (“PANBV”) shall also be a party to this Agreement. Customer hereby guarantees the payment and performance of any obligation of PANBV arising out of or relating to this Agreement. Flextronics shall be entitled to enforce directly against Customer any obligation of PANBV.

2.5     Repair Services. The parties agree to have certain repair related services governed by the Repair Services Addendum found in Exhibit 4.

3. BUILD FORECASTS; ORDERS; FEES; PAYMENT

3.1.     Build Forecast. Customer shall provide Flextronics, on a monthly basis, a rolling twelve (12) month build forecast (which may be also referred to as a “supply plan”) indicating Customer's monthly Product requirements (each, a "Forecast"). The first three (3) months of each Forecast will constitute Customer’s written purchase order for all Work to be completed within the first three (3) month period. Purchase orders will be issued in accordance with Section 3.2 below.

3.2.     Purchase Orders; Precedence. Customer may use its standard purchase order form for any notice provided for hereunder; provided that all purchase orders must reference this Agreement and the applicable Specifications. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any such purchase order, acknowledgment form or other instrument.

3.3.     Purchase Order Acceptance. Purchase orders shall be deemed accepted upon receipt by Flextronics unless Flextronics provides Customer with written notice of rejection, including specific reasons for such rejection, within five (5) days of receipt of any purchase order, provided however that Flextronics may reject any purchase order: (a) that is an amended order in accordance with Section 5.2; (b) if the fees reflected in the purchase order are inconsistent with the parties' agreement with respect to the fees; (c) if the purchase order represents a significant deviation from the Forecast for the same period; or (d) if a purchase order would extend Flextronics's liability beyond Customer's approved credit line.

3.4.     Materials Buffer Stock. Flextronics shall establish a buffer stock for certain Materials in order to increase Customer's sourcing flexibility (“Materials Buffer Stock”). Customer and Flextronics shall agree quarterly on the Materials and quantities to be purchased and held by Flextronics in the Materials Buffer Stock (“Materials Buffer Stock Requirement”). Customer shall pay Flextronics a carrying charge [***] for all Materials in the Materials Buffer Stock according to the following process: During the first week of each [***], Flextronics shall provide Customer with a report on the current on-hand Materials in the Materials Buffer Stock. The parties shall then subtract from the on-hand Materials [***] of Materials based upon Customer’s current Forecast as of the date of the report. If after the calculation the on-hand Materials quantity is greater than the Materials Buffer Stock Requirement, then Customer shall pay Flextronics [***] carrying charge for the value of the Materials Buffer Stock Requirement (but not the excess amount). If after the calculation the on-hand Materials amount is less than the Materials Buffer Stock Requirement, then Customer shall only pay Flextronics [***] carrying charge for those on-hand Materials.

Section 5.3 d (i) shall not apply to Materials in the Materials Buffer Stock. The parties agree to manage the Materials in the Materials Buffer Stock Requirement according to the process above which may be amended by the parties from time to time.

3.5.     Fees; Changes; Taxes.

(a) The fees will be agreed by the parties and will be indicated on the purchase orders issued by Customer and accepted by Flextronics. The initial fees shall be as set forth on the Fee List attached hereto and incorporated herein as Exhibit 5(the "Fee List"). If a Fee List is not attached or completed, then the initial fees shall be as set forth in purchase orders issued by Customer and accepted by Flextronics in accordance with the terms of this Agreement.

(b) Customer is responsible for additional fees and costs due to: (a) changes to the Specifications; (b) failure of Customer or its subcontractor to timely provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule; and (c) any pre-approved expediting charges reasonably necessary because of a change in Customer's requirements.

(c) The fees will be reviewed periodically by the parties. Any changes and timing of changes shall be agreed by the parties, such agreement not to be unreasonably withheld or delayed. By way of example only, the fees may be increased if the market price of fuels, Materials, equipment, labor and other production costs increase beyond normal variations in pricing.

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(d) All fees are exclusive of federal, state and local excise, sales, use, VAT, and similar transfer taxes, and any duties, and Customer shall be responsible for all such items. This subsection (d) does not apply to taxes on Flextronics's net income.

3.6.     Payment. Customer agrees to pay all properly and accurately prepared invoices in U.S. Dollars within thirty (30) days of the date of the invoice. Notwithstanding the foregoing, upon written notice to Flextronics, Customer may withhold payment for any invoice (or portion thereof) that Customer disputes in good faith. Pending settlement or resolution of the invoice (or portion thereof), Customer's non-payment of such an invoice (or portion thereof) shall not be considered late, shall not constitute a default by Customer, and shall not entitle Flextronics to suspend or delay any Work.

3.7.     Late Payment. Customer agrees to pay interest calculated at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law; whichever is less, on all late payments. Furthermore, if Customer is late with payments, or Flextronics has reasonable cause to believe Customer may not be able to pay, Flextronics may (a) stop all Work under this Agreement until assurances of payment satisfactory to Flextronics are received or payment is received; (b) demand prepayment for purchase orders; (c) delay shipments; and (d) to the extent that Flextronics’s personnel cannot be reassigned to other billable work during such stoppage and/or in the event restart cost are incurred, invoice Customer for additional fees before the Work can resume. Customer agrees to provide all necessary financial information required by Flextronics from time to time in order to make a proper assessment of the creditworthiness of Customer.

4. MATERIALS PROCUREMENT; CUSTOMER RESPONSIBLITY FOR MATERIALS

4.1.     Authorization to Procure Materials, Inventory and Special Inventory. Customer's accepted purchase orders and Forecast will constitute authorization for Flextronics to procure, without Customer's prior approval, (a) Inventory to manufacture the Products covered by such purchase orders based on the Lead Time and (b) certain Special Inventory based on Customer's purchase orders and Forecast as follows: Long Lead-Time Materials as required based on the Lead Time when such purchase orders are placed and Minimum Order Inventory as required by the supplier. Flextronics will only purchase Economic Order Inventory with the prior approval of Customer.

4.2.     Customer Controlled Materials. Customer may direct Flextronics to purchase Customer Controlled Materials in accordance with the Customer Controlled Materials Terms. Customer acknowledges that the Customer Controlled Materials Terms will directly impact Flextronics's ability to perform under this Agreement and to provide Customer with the flexibility Customer is requiring pursuant to the terms of this Agreement. In the event that Flextronics reasonably believes that Customer Controlled Materials Terms will create an additional cost that is not covered by this Agreement, then Flextronics will notify Customer and the parties will agree to either (a) compensate Flextronics for such additional costs, (b) amend this Agreement to conform to the Customer Controlled Materials Terms or (c) amend the Customer Controlled Materials Terms to conform to this Agreement, in each case at no additional charge to Flextronics. Customer agrees to provide copies to Flextronics of all Customer Controlled Materials Terms upon the execution of this Agreement and promptly upon execution of any new agreements with suppliers. Customer agrees not to make any modifications or additions to the Customer Controlled Materials Terms or enter into new Customer Controlled Materials Terms with suppliers that will negatively impact Flextronics’s procurement activities.

4.3.     Preferred Supplier. Customer shall provide to Flextronics and maintain an Approved Vendor List. Flextronics shall purchase from vendors on a current AVL the Materials required to manufacture the Product. Customer shall give Flextronics every reasonable opportunity to be included on AVL's for Materials that Flextronics can supply, and, if Flextronics is competitive with other vendors with respect to reasonable and unbiased criteria for acceptance established by Customer, Flextronics shall be included on such AVL's. If Flextronics is on such an AVL and its terms of sale, including without limitation, prices, quality, ordering terms, lead time, delivery terms and warranty are competitive with other vendors on an AVL for the same Materials, Customer will raise no objection to Flextronics sourcing such Materials from itself For purposes of this Section 4.3 only, the term "Flextronics" includes any Affiliate (defined herein) of Flextronics. "Affiliate" means, with respect to a party, any entity that controls, or is controlled by, or is under common control with a party. For the purposes of this definition, 'control' shall mean direct or indirect ownership of greater than fifty percent (50%) of the voting power, capital or other securities.

4.4.     Customer Responsibility for Inventory and Special Inventory. Customer is responsible under the conditions provided in this Agreement for all Materials, Inventory and Special Inventory purchased by Flextronics pursuant to Flextronics's performance of this Agreement in accordance with its terms.

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4.5.     Materials Warranties. Flextronics shall endeavor to obtain and pass through to Customer all vendors' and manufacturers’ warranties with regard to the Materials (other than the Production Materials) to the extent that they are transferable, including without limitation: (i) conformance of the Materials with the vendors' or manufacturers' specifications and/or with the Specifications; (ii) that the Materials will be free from defects in workmanship; (iii) that the Materials will comply with Environmental Regulations; (iv) that the Materials will not infringe the intellectual property rights of third parties; and (v) that the Materials shall comply with all applicable laws. For the avoidance of doubt, the foregoing applies to any Materials that Flextronics sources from itself pursuant to Section 4.3.

4.6    Flextronics-Supplied Critical Component. Prior to any proposed end of life (EOL) for any Flextronics-Supplied Critical Component, Flextronics shall notify Customer in writing at least [***] months beforehand (“EOL Notice Period”). During the EOL Notice Period, Customer may issue purchase orders with normal lead-time until the last day of the EOL Notice Period. Flextronics shall use best commercial efforts to make the Flextronics-Supplied Critical Component, including any sub-components thereof, available for purchase by Customer with last time-buy option (with normal lead times) for a period of no less than [***] years ("Availability Period”) from the EOL Notice Period, provided Flextronics provides limited support for [***] years commencing from the end of such Availability Period, subject to section 4.7 below. Customer shall work in good faith with Flextronics to qualify the EOL situation within [***] months after it receives the EOL notice from Flextronics.

4.7    Flextronics shall notify Customer as soon as possible if it intends to revise or withdraw a Flextronics-Supplied Critical Component for which there is not a commercially-reasonable substitute. If, as a result of the unavailability of such Flextronics-Supplied Critical Component, Flextronics must end the life of a Product hereunder, and if Customer is required to make a last time purchase of such component, Flextronics and Customer shall work together to determine the quantity of Customer's final purchase of such component.

4.8    Any costs incurred for warehousing Flextronics-Supplied Critical Component, as necessary to meet the commitments set forth in sections 4.6 and 4.7 above, shall be Customer's responsibility.

5. SHIPMENTS, SCHEDULE CHANGE, CANCELLATION, STORAGE

5.1.     Shipments.

(a) All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with the Specifications and marked for shipment to Customer (or its customer's) destination as specified in the applicable purchase order. Shipments will be made EXW (Ex works, Incoterms 2010) Flextronics’s facility, at which time risk of loss and title will pass to Customer. All freight, insurance and other shipping expenses, as well as any special packing expenses not included in the original quotation for the Products, will be paid by Customer. Customer shall designate a freight carrier to be utilized by Flextronics, Customer shall designate only freight carriers that are currently in compliance with all applicable laws relating to anti-terrorism security measures and to adhere to the C-TPAT (Customs-Trade Partnership Against Terrorism) security recommendations and guidelines as outlined by the United States Bureau of Customs and Border Protection and to prohibit the freight carriage to be sub contracted to any carrier that is not in compliance with the C-TPAT guidelines. Flextronics shall use commercially reasonable efforts to deliver the Products on the agreed-upon delivery dates and notify Customer of any anticipated delays. For the avoidance of doubt, Customer will be responsible for any Products that Flextronics manufactures under the then-current purchase orders and Forecast and ships to Customer in accordance with the provisions of this Section 5.1(a), whether or not Customer (or its designated freight carrier) actually takes physical possession of such Products. Customer's responsibility will include reimbursing Flextronics for any reasonable costs or fees that Flextronics necessarily occurs to protect such Products from loss, theft or damage. In performing its obligations under this Agreement, Flextronics will comply with all relevant laws and regulations including but not limited to laws governing import and export of Products supplied and Materials purchased (ie. samples, prototypes, first articles, technology and technical data, and other similar materials of the manufacturing process other than the final Product) under this Agreement.

(b) If any Products are delivered subject to liens, encumbrances, claims from secured creditors or the like, and such are attributable to claims arising from Flextronics's (not Customer's) failure to pay vendors, suppliers, contractors, creditors or tax authorities ("Flextronics Liens"), then, provided that Customer is materially in compliance with its payment of all amounts due and owing to Flextronics hereunder, Flextronics will be responsible for clearing such Flextronics Liens.

(c) Notwithstanding anything to the contrary in this Agreement, Customer will be the Principal Party of Interest for all Products exported from Flextronics sites. Customer is responsible for restricted party screening for

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all parties to both domestic and international transactions under this Agreement and for license determination for export transactions. Customer will inform Flextronics of the export authorizations applicable to export transactions from Flextronics sites under this Agreement. Unless otherwise agreed and stated in this Agreement Flextronics will not undertake export compliance activities on behalf of Customer.

5.2.     Quantity Increases and Shipment Schedule Changes.

(a) For any accepted purchase order, Customer may (i) increase the quantity of Products subject to Section 5.2(c) or (ii) decrease the quantity of Products subject to Section 5.3 or as otherwise agreed to by the parties in writing.

(b) Notwithstanding anything herein to the contrary, to the extent Flextronics requires any Inventory and/or Special Inventory to manufacture Products for Customer, Flextronics agrees to use reasonable efforts to repurchase its requirements of such Inventory and/or Special Inventory from Customer prior to purchasing such Inventory and/or Special Inventory from any vendor or supplier thereof.

(c) Flextronics will use reasonable commercial efforts to meet any quantity increases, which are subject to Materials and capacity availability. All reschedules or quantity increases require Flextronics's approval, which, in its sole discretion, may or may not be granted. If Flextronics agrees to accept a reschedule to pull in a delivery date or a quantity increase and if Flextronics would incur additional costs to meet such reschedule or quantity increase, Flextronics will inform Customer and obtain its acceptance and approval in advance.

(d) Any delays in the normal production or interruption in the workflow process caused by Customer's changes to the Specifications or failure to provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule, will be considered a reschedule of any affected purchase orders for purposes of this Section 5.2 for the period of such delay.

5.3.     Cancellation of Orders and Customer Responsibility for Inventory.

(a) Customer may not cancel all or any portion of Product quantity of an accepted purchase order without Flextronics's prior written approval, which, in its sole discretion, may or may not be granted. No reschedule, even if approved by Flextronics, shall relieve Customer from any obligations for any Excess Inventory, Obsolete Inventory or Aged Inventory in accordance with this Section 5.3. Unless expressly indicated otherwise in this Agreement, In no event shall Flextronics have any obligation to hold any Inventory after it becomes either (or any combination of) Excess Inventory, Obsolete Inventory or Aged Inventory that Customer is required to purchase pursuant to any provisions of Section 5.3(d) below, and Customer shall purchase such Inventory in accordance with the applicable provisions of such section.

(b) If the Forecast provided by Customer for any period is less than the previous Forecast supplied by Customer that covers the same period, that amount will be considered canceled and Customer will be responsible for any Special Inventory purchased or ordered by Flextronics to support the previous Forecast.

(c) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (a), the "Lead Time" shall be calculated as the Lead Time at the time of(i) procurement of the Inventory and Special Inventory; (ii) cancellation of the purchase order or (iii) termination of this Agreement, whichever is longer.

(d) Notwithstanding anything to the contrary in this Agreement Customer shall be responsible for the following:

(i)     Excess Inventory.

A. Carrying Charges. At the end of every calendar month, Flextronics shall report all Inventory and Special Inventory possessed or owned by Flextronics that is not required for consumption to satisfy the next [***] days of demand for Products under the then-current purchase order(s) and Forecast to Customer. After a validation period, which shall not exceed 15 days, Customer shall pay Flextronics Monthly Charges for such Inventory.

B. Purchase of Excess. On a monthly basis, Customer shall purchase Excess Inventory, as identified by Flextronics in each monthly report, at a price equal to the Affected Inventory Costs.

(ii)     Obsolete Inventory. At the end of every calendar month, Flextronics shall report the Obsolete Inventory to Customer. After a validation period, which shall not exceed 15 days, Customer shall purchase the Obsolete Inventory at a price equal to the Affected Inventory Costs.

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(iii)    Aged Inventory. At the end of every calendar month, Flextronics shall report the Aged Inventory to Customer. After a validation period, which shall not exceed 15 days, Customer shall purchase the Aged Inventory at a price equal to the Affected Inventory Costs.

(iv)    Finished Products Inventory. [***] for finished Products. Customer’s responsibility for finished Products shall be as follows:

Flextronics shall hold finished Products at [***] to Customer for up to [***] days. Any finished Products held by Flextronics in excess of [***] days shall be either, 1) purchased by Customer and Flextronics shall invoice Customer accordingly or 2) Customer can pay Flextronics [***]. On the first Business Day of each month, both parties will review a specified inventory report to determine which finished Products will be subject to [***]. If Customer pays [***], the title of the finished Products shall remain with Flextronics. By paying a [***], the identified finished Products will be held by Flextronics as part of its active finished Products inventory which will help minimize the incurrence of additional expenses for specialized treatment of such Products (e.g. segregated warehousing, unique part numbering, cycle count, etc.). Flextronics shall store the Customer owned finished Products (those that were purchased after [***] days) and finished Products with [***] in its possession at no cost for up to [***] days (“Maximum Storage Period”). Unless the parties otherwise agree in writing, after the finished Products with [***] has been held in Flextronics’s possession for the Maximum Storage Period, Customer shall place a Purchase Order for such Products at which point Flextronics shall invoice Customer accordingly and [***]. For the avoidance of doubt, the aggregate duration of Flextronics holding and storing such finished Products is [***] days ([***] days of holding + [***] days of storage after [***]). After the Maximum Storage Period Flextronics shall ship the Customer owned finished Products to the location designated by Customer at Customer’s cost. In the event Customer does not designate a ship-to location within [***] days after the Maximum Storage Period, Flextronics will be entitled to dispose of such Customer owned finished Products in a commercially reasonable manner and credit to Customer any monies received from third parties.

5.4.     Mitigation of Inventory and Special Inventory. Prior to invoicing Customer for the amounts due pursuant to Sections 5.2 or 5.3, Flextronics will use reasonable commercial efforts for a period of thirty (30) days to return unused Inventory and Special Inventory and to cancel pending orders for such inventory, and to otherwise mitigate the amounts payable by Customer. Customer shall pay amounts due under this Section 5 within thirty (30) days of receipt of an invoice. Flextronics will ship the Inventory, Special Inventory, Excess Inventory, Obsolete Inventory and/or Aged Inventory purchased by Customer pursuant to this Section 5 to Customer promptly upon said payment by Customer. In the event Customer does not pay within thirty (30) days, Flextronics will be entitled to dispose of such Inventory, Special Inventory, Excess Inventory, Obsolete Inventory and/or Aged Inventory in a commercially reasonable manner and credit to Customer any monies received from third parties. Flextronics shall then submit an invoice for the balance amount due and Customer agrees to pay said amount within ten (10) days of its receipt of the invoice.

5.5.     No Waiver. For the avoidance of doubt, Flextronics’s failure to invoice Customer for any of the charges set forth in this Section 5 does not constitute a waiver of Flextronics's right to charge Customer for the same event or other similar events in the future.

6. PRODUCT ACCEPTANCE AND EXPRESS LIMITED WARRANTY

6.1.    Product Acceptance. The Products delivered by Flextronics will be inspected and tested as required by Customer within thirty (30) days of receipt at the "ship to" location on the applicable purchase order. If Products do not comply with the express limited warranties set forth in Section 6.2 below, Customer has the right to reject such Products during such thirty (30) day period. Products not rejected during such thirty (30) day period will be deemed accepted; provided, that acceptance of the Products does not diminish in any way Customer’s rights or remedies under Section 6.2. Customer may return Products that do not comply with the express limited warranties, freight collect, after obtaining a return material authorization number from Flextronics to be displayed on the shipping container and completing a failure report. Rejected Products will be promptly repaired or replaced, at Flextronics's option, and returned freight prepaid and export fees, including but not limited to duties/taxes, Clearance fees, international and local shipping freight costs will either be paid or prepaid by Flextronics. Customer shall bear the risk of loss or damage to, as well as apply a credit to Flextronics for shipping costs and expenses and export fees, including but not limited to duties/taxes, Clearance fees, international and local shipping freight costs, associated with, rejected Products that have been returned to Flextronics, but for which there hasn’t been a breach of Flextronics’s warranties. Flextronics shall bear the risk of loss or damage to, as well as all shipping costs and expenses associated with, rejected Products that have been

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returned to Flextronics, and where the rejected Products are found to be in breach of Flextronics’s warranties under this Agreement.
6.2.     Express Limited Warranties.

(a)	Flextronics represents and warrants to Customer that:

(i)     it will perform the Work in a good, professional and workmanlike manner;

(ii)     the Production Materials are in compliance with Environmental Regulations; and

(b)    Flextronics represents and warrants to Customer that the Products will have been manufactured in compliance with the applicable Specifications and will be free from defects in workmanship for a period of 1 year from the date of shipment (such 1-year period, the “Warranty Period”). For ODM Products only (but not for any EMS or other Products), the immediately preceding representation and warranty shall be read as follows: "Flextronics represents and warrants to Customer that the ODM Products will have been manufactured in compliance with the applicable Specifications and will be free from defects in workmanship and Flextronics Controlled Materials for a period of [***] from the date of shipment ("Warranty Period") Flextronics's sole obligation with respect to Materials other than Flextronics Controlled Materials ("Customer Controlled Materials") is as set forth in Section 4.5”.

Upon any failure of a Product to comply with this express limited warranty, Flextronics's sole obligation, and Customer's sole remedy, is for Flextronics, at its option, to promptly repair or replace such Product and return it to Customer freight prepaid. Customer shall return Products covered by this warranty freight prepaid after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container. Repaired or replaced Products supplied by Flextronics under this Section will be warranted for the period of time remaining in the original Warranty Period for the Product, but not less than [***] days. Customer shall bear the risk of loss or damage to, as well as all shipping costs and expenses associated with, Products that have been returned to Flextronics under warranty, but for which no defect is found.

(c) Notwithstanding anything else in this Agreement, this express limited warranty does not apply to, and, except as otherwise set forth in this Agreement, Flextronics makes no representations or warranties whatsoever with respect to: (i) Materials and/or Customer Controlled Materials; (ii) defects resulting from the Specifications (including the design of the Products); (iii) Products that have been abused, damaged, altered or misused by any person or entity other than Flextronics or its subcontractors or agents; (iv) first articles, prototypes, pre-production units, test units or other products not intended for commercial resale; (v) defects resulting from tooling, designs or written instructions produced or supplied by Customer, or (vi) the compliance of Materials or Products with any Environmental Regulations. Customer shall be liable for costs or expenses incurred by Flextronics related to the foregoing exclusions to Flextronics's express limited warranty; provided that, to the extent reasonably feasible, Flextronics provides Customer with prior written notice of any costs, expenses or other amounts that Flextronics (or any Flextronics Affiliate) intends to incur and receives Customer's prior written approval of such costs, expenses or other amounts. In no event shall Customer be responsible for any costs, expenses or other amounts that Flextronics (or any Flextronics Affiliate) incurs pursuant to this Section 6.2(c) if Flextronics (or any Flextronics Affiliate) does not comply with the foregoing conditions as to notice and approval.

(d) Customer will provide its own warranties (if any) directly to any of its end users or other third parties. Customer will not pass through to end users or other third parties the warranties made by Flextronics under this Agreement. Furthermore, Customer will not make any representations to end users or other third parties on behalf of Flextronics, and Customer will expressly disclaim any liability by its suppliers for any warranty claim or other liability concerning the Product.

6.3.     No Representations or Other Warranties. FLEXTRONICS MAKES NO REPRESENTATIONS AND NO OTHER WARRANTIES OR CONDITIONS ON THE PERFORMANCE OF THE WORK, OR THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

6.4.     Epidemic Failure.

(a) For the purposes of this Agreement, "Epidemic Failure" will be deemed to have occurred if during a period of [***] from the date of shipment (the "Epidemic Period"), more than [***] of any lot, batch or other separately distinguishable manufacturing run of Products manufactured by Flextronics hereunder fail in a manner attributable to the same "root cause".

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(b) Upon the occurrence of an Epidemic Failure, Customer shall, with Flextronics's assistance if deemed necessary by Customer, determine in an expeditious manner if such defect can be proven to arise from the same root cause and identify the nature and origin of the root cause. The parties shall cooperate and work together to determine the "root cause". As reasonably required in connection with such analysis, Customer shall: (i) promptly notify Flextronics and provide, if known and as may then exist, a description of the failure, and the suspected lot numbers, serial numbers or other identifiers, and delivery dates of the affected Products; and (ii) deliver or make available to Flextronics samples of the affected Products for testing and analysis.

(c) To the extent an Epidemic Failure is determined by the parties in good faith to be directly attributable to a breach of Flextronics's express warranties as set forth in this Section that would have been detected by the applicable of the test procedures provided by Customer in the Specifications (a "Flextronics Root Cause"), then Flextronics shall, with Customer’s reasonable assistance, advice and consent: (i) promptly develop a plan to eliminate the root cause of the Epidemic Defect in all continuing production (a "Corrective Plan"), and (ii) if deemed commercially reasonable and necessary by the parties, promptly develop a plan (the "Response Plan") to correct the problem in all units of the specific Product line that were previously sold and delivered to Customer by Flextronics during the Epidemic Period (the "Covered Units"). Flextronics shall submit the proposed Corrective Plan and (if applicable) Response Plan to Customer for Customer's acceptance. The Response Plan may include, without limitation, a mutually-agreed upon logistics process for the return of, repair or replacement of, and return delivery of the Covered Units, which may include, without limitation, conducting the repair and/or replacement activity at or nearby the location of the affected Product, as well as a proposed allocation of costs for the undertakings associated with the Response Plan. Upon receiving Customer's approval of the Corrective Plan and (if applicable) Response Plan, Flextronics shall implement the corrective action(s) described in the Corrective Plan or Response Plan, as applicable.

(d) The parties shall bear the costs and expenses of the Corrective Plan and Response plan, as applicable, as allocated to each party respective in such Corrective Plan and Response Plan. Notwithstanding the foregoing, Customer shall bear all costs and expenses of the Corrective Plan and Response Plan if the Epidemic Failure is not attributable to a Flextronics Root Cause.

7. INTELLECTUAL PROPERTY LICENSES

7.1.    Licenses. Customer hereby grants Flextronics and its Affiliates a non-exclusive, non-transferable license, during the term of this Agreement, without right to sublicense, to Customer's patents, trade secrets and other intellectual property, solely for the purpose of performing its obligations pursuant to this Agreement for Customer and solely to the extent necessary for such purpose. Flextronics is granted no rights under Customer’s patents, trade secrets or other intellectual property rights for any other purpose. Except to the extent Flextronics specifically advises Customer that it is required to license any Flextronics's intellectual property, Flextronics hereby grants Customer and its Affiliates a perpetual, non-exclusive, non-transferable license to Flextronics's patents, trade secrets and other intellectual property, solely for the purpose contemplated by this Agreement (which the parties specifically agree includes only the manufacture and testing of the Products by Flextronics and does not extend to anything else, including (i) the manufacture and testing of the Products by a party other than Flextronics and (ii) any design work provided by Flextronics, which work shall be the subject of a separate design agreement) and solely to the extent necessary for such purpose. Customer is granted no rights under Flextronics' patents, trade secrets or other intellectual property rights for any other purpose, and the licenses hereby granted extend solely to products manufactured by Flextronics.

7.2.     No Other Licenses. Except as otherwise specifically provided in this Agreement, each party acknowledges and agrees that no licenses or rights under any of the intellectual property rights of the other party are granted or intended to be granted to such other party.

8. TERM AND TERMINATION

8.1.     Term. The term of this Agreement shall commence on the date hereof above and shall continue for an initial term of three (3) years thereafter unless earlier terminated as provided in Section 8.2 (Termination) or Section 15.8 (Force Majeure). After the expiration of the initial term hereunder, this Agreement shall be automatically renewed for separate but successive one-year terms unless either party provides written notice to the other party that it does not intend to renew this Agreement 180 days or more prior to the end of any term.

8.2.     Termination. This Agreement may be terminated by either party (a) for convenience upon 180 days written notice to the other party, or (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of fifteen (15) days after the delivery of written notice thereof by the terminating party to the other party, (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues remedied for a period of thirty (30) days after the

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delivery of written notice thereof by the terminating party to the other party, or (d) pursuant to Section 15.8 (Force Majeure).

8.3.    Effect of Expiration or Termination. Expiration or termination of this Agreement under any of the foregoing provisions: (a) shall not affect the amounts due under this Agreement by either party that exist as of the date of expiration or termination, and (b) as of such date, the provisions of Sections 5.2, 5.3, and 5.4 shall apply with respect to payment and shipment to Customer of finished Products, Inventory, and Special Inventory in existence as of such date, and (c) shall not affect Flextronics's express limited warranty in Section 6.2 above. Termination of this Agreement, settling of accounts in the manner set forth in the foregoing sentence shall be the exclusive remedy of the parties for breach of this Agreement, except for obligations under Sections 6.2, 9.1, 9.2, 12.3, 13or 15.l and where expressly stated. Sections 1, 3.5, 3.6, 3.7, 4.4, 4.5, 5.3, 5.4, 6.2, 6.3, 6.4, 7.2, 8.3, 9, 11.3 and 15 shall be the only terms that shall survive any termination or expiration of this Agreement.

9. INDEMNIFICATION; LIABILITY LIMITATION

9.1.     Indemnification by Flextronics. Flextronics agrees to defend, indemnify and hold harmless, Customer and its affiliates, and all directors, officers, employees, and agents (each, a "Customer Indemnitee") from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys' fees (collectively, "Damages") incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of, are in connection with, are caused by or are related to a third-party claim relating to:

(a) any actual or threatened injury to any person (or death) or damage to property caused, or alleged to be caused, by a Product sold by Flextronics to Customer hereunder, but solely to the extent such injury or damage has been caused by the breach by Flextronics of its express limited warranties related to Flextronics’s workmanship and manufacture in accordance with the Specifications only as further set forth in Section 6.2;

(b) any actual or alleged infringement or misappropriation of any patent, copyright, mask work, trade secret or other intellectual property rights of any third party but solely to the extent that such infringement is caused by a process that Flextronics uses to manufacture, assemble and/or test the Products; provided that, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics's manufacture, assembly or test of the Product in accordance with the Specifications; or

(c) noncompliance with any Environmental Regulations but solely to the extent that such non-compliance is caused by a process or Production Materials that Flextronics uses to manufacture the Products; provided that, Flextronics shall not have any obligation to indemnify Customer under this Section 9.1(c) if such claim would not have arisen but for Flextronics's manufacture, assembly or test of the Product in accordance with the Specifications.

9.2.     Indemnification by Customer. Customer agrees to defend, indemnify and hold harmless, Flextronics and its affiliates, and all directors, officers, employees and agents (each, a "Flextronics Indemnitee") from and against all Damages incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of, are in connection with, are caused by or are related to a third-party claim relating to:

(a) the noncompliance of any Product (and Materials contained therein) sold by Flextronics hereunder to comply with any safety standards and/or Environmental Regulations, except to the extent any such claim is the responsibility of Flextronics under Section 9.1(c) above;

(b) any actual or threatened injury to any person (or death) or damage to any property caused, or alleged to be caused, by any Product manufactured by Flextronics under this Agreement, except to the extent any such Claim is the responsibility of Flextronics under Section 9.l(a) above; or

(c) any actual or alleged infringement or misappropriation of any patent, copyright, mask work, trade secret or other intellectual property rights of any third party by any Product, except to the extent any such claim is the responsibility of Flextronics pursuant to Section 9.1(b) above.

9.3.     Procedures for Indemnification. With respect to any third-party claims, either party shall give the other party prompt notice of any third-party claim and cooperate with the indemnifying party at its expense. The indemnifying party shall have the right to assume the defense (at its own expense) of any such claim through counsel of its own choosing by so notifying the party seeking indemnification within thirty (30) calendar days of the first receipt of such notice. The party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to the settlement, compromise or discharge of such third-party claim.

9.4.     Sale of Products Enjoined. Should the use of any Products be enjoined for a cause stated in Section 9.1(b) or 9.2(c) above, or in the event the indemnifying party desires to minimize its liabilities under

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this Section 9, in addition to its indemnification obligations set forth in this Section 9, the indemnifying party's sole responsibility is to either substitute a fully equivalent Product or process (as applicable) not subject to such injunction, modify such Product or process (as applicable) so that it no longer is subject to such injunction, or obtain the right to continue using the enjoined Product or process (as applicable). In the event that any of the foregoing remedies cannot be effected on commercially reasonable terms, then, all accepted purchase orders and the current Forecast will be considered cancelled and Customer shall purchase all Products, Inventory and Special Inventory as provided in Sections 5.3 and 5.4 hereof Any changes to any Products or process must be made in accordance with Section 2.2 above. Notwithstanding the foregoing, in the event that a third party makes an infringement claim, but does not obtain an injunction, the indemnifying party shall not be required to substitute a fully equivalent Product or process (as applicable) or modify the Product or process (as applicable) if the indemnifying party obtains an opinion from competent patent counsel reasonably acceptable to the other party, or otherwise provides reasonable assurance to the other party, that such Product or process is not infringing or that the patents alleged to have been infringed are invalid.

9.5.     No Other Liability. EXCEPT WITH REGARD TO A PARTY'S OBLIGATIONS UNDER SECTION 9.1 OR 9.2 ABOVE, AS APPLICABLE, OR A PARTY'S BREACH OF SECTION 15.1 BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY "COVER" DAMAGES (INCLUDING INTERNAL COVER DAMAGES WHICH THE PARTIES AGREE MAY NOT BE CONSIDERED "DIRECT" DAMAGES), OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

THE FOREGOING SECTION 9 STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

10. DIRECT ORDER FULFILLMENT
Order commit dates for finished Products designated by Customer for direct order fulfillment (“DOF”) should be provided within 1 business day of receipt of purchase orders from Customer at time of day mutually agreed in writing by the parties. Flextronics shall have the right to reject such orders if the fees reflected in the purchase order are inconsistent with the parties' agreement with respect to the fees or if a purchase order would extend Flextronics's liability beyond Customer's approved credit line.
Flextronics shall provide shipment commit dates within one (1) business day of receipt of purchase orders from Customer as stated in the parties service level current agreement (Ex. purchase order is received on Thursday and commit date is provided on Friday. For the avoidance of doubt, the one (1) business day commit is not requiring “same day” commit). If there are no material constraints, such shipment commit dates shall be [***] business day(s) from receipt of purchase order. If an order must be committed beyond [***] business days due to material constraints, the extended commit date shall be the next available ship date once the material clears which shall be no later than the [***] business day from receipt of purchase order (the “Customer Required Date”). If there are material constraints, Customer will prioritize the orders for Flextronics to ship if required to meet Customer Required Dates. Orders should be committed on a FIFO basis unless otherwise instructed by Customer. (Examples would be during month and quarter end when internal orders would be de-prioritized). [***]. If Flextronics abuses [***] pursuant to this Section 10, it shall be considered a breach of this Agreement.
11 SUPPLY CHAIN TRANSPARENCY AND RISK MANAGEMENT.
11.1     Risk Assessment and Mitigation.
Flextronics shall participate in Customer’s risk assessment and mitigation programs including but not limited to providing Customer with supply chain information such as Flextronics’ sub-tier suppliers, manufacturing

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locations and recovery times for the Flextronics Supplied Critical Components listed in Exhibit 3 and shall make commercially reasonable efforts to provide the same for the Critical Components listed in Exhibit 6.
Flextronics will make commercially reasonable efforts to reduce recovery times and other Customer identified high risk factors in all Flextronics locations that impact Customer’s manufacturing process.
Flextronics will participate in a Customer crisis management program which shall include but not be limited to including providing points of contact, participating in strategy sessions and providing critical data in a timely manner to allow Customer to assess business impact during a crisis.
Flextronics shall provide to Customer visibility into the Materials supply chain via Kinaxis or other systems with comparable functionalities. Such visibility shall address crisis management and risk assessment data including but not limited to Flextronics’ suppliers contact information, on hand Inventory, as well as future demand and spend.
11.2     Business Continuity.
Flextronics will assure that business continuity plan (“BCP”) is developed, implemented, and maintained so as to address strategies for response to, and recovery from, potential disasters that could disrupt business operation and timely delivery of Products or performance of Services. At a minimum, the BCP will contain the following elements: (i) a documented process to restore critical operations; (ii) a documented process to manage critical backup IT processes; (iii) an identified administrator responsible for the creation, maintenance and testing of the BCP; and (iv) a documented communication plan for advising Customer in the event of any disruption to manufacturing or Service capabilities. The BCP will be updated as business exposures change. The written BCP may be audited annually be Customer or its designated representative.
The below matrix identifies, by site, the secondary location where Customer products will be transferred if the primary site experiences a major disaster. Both parties agree the secondary site location can be “reset” if any changes are made to the primary site.

Primary Sites	Business Type	Secondary Sites
[***]	Production	[***]
NPI
	Service	[***]
	Mechanicals	[***]
[***]	Production	[***]
NPI
[***]	Mechanicals	[***]
[***]	Service	[***]

11.3 General Compliance
a) Codes of Conduct
Flextronics will perform its obligations under this Agreement in conformance to its published code of conduct policies, including but not limited to its Procurement Practices Guidebook, Supplier Manual, and Supplier Practices Guidelines (“Codes of Conduct”). Flextronics may update and amend such Codes of Conduct, however, in no manner shall the conduct standards in such Codes of Conduct materially degrade from the standards in place at the Effective Date.

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b) Conflict Minerals
The parties acknowledge and agree that in connection with the manufacturing of the Products under this Agreement, they shall cooperate with each other and using reasonable commercial efforts shall, for an agreed fee, supply relevant and necessary information to each other order for the parties to comply with legislation surrounding conflict minerals originating in the Democratic Republic of Congo and adjoining countries. For clarification, recent US legislation (i.e.:; the Dodd-Frank act) imposes additional disclosure obligations on publicly-traded companies that use conflict minerals in their products. A party may be required to obtain source data from the other party in order to fulfill its obligations under such legislation. [In addition, in the event that the relevant information is not determinable then such designation shall be provided to the other party and if due diligence to obtain such information was done in good faith, then the provision of the designation "conflict undeterminable" shall be deemed to be considered compliance with this Section 11.3(b). Flextronics will endeavor to achieve a “conflict free” filing status for its own filing requirements.
c) WEEE Directive and RoHS
Flextronics shall ensure that ODM-Products meet the requirements of the Waste Electrical and Electronic Equipment Directive and the Restriction of Hazardous Substances Directive of 2002/95/EC, and Flextronics shall provide certificates of such compliance upon request.
d) Legal Compliance
Both parties will comply with the US Foreign Corrupt Practices Act and the Bribery Act 2010 of the United Kingdom. In the event any such laws, rules, or regulations allows for different levels of compliance, Flextronics shall make good faith efforts towards achieving a level of compliance that is either specifically desired by Customer or in accordance with industry best practices for complying with such laws, rules and regulations, as applicable.
e) Self-Regulation and Voluntary Compliance
In the event Flextronics or the manufacturing process used by Flextronics is or becomes applicable for adhering to industrywide self-regulation and voluntary compliance standards and initiatives such as corporate social responsibility standards and sustainability initiatives, Flextronics shall make good faith efforts towards achieving a level of compliance that is either specifically desired by Customer or in accordance with industry standard practices.
12. CONFIG AS BUILT; GLOBAL SYSTEMS & INTERRUPTION
12.1     Config as Built: Flextronics shall provide to Customer “Config as Built” data according to Customer’s current document [***] which may be amended in writing by the parties from time-to-time.  Config as Built data is defined for each specific Product family and/or model, by serial number, including parent/child relationship of specific sub-assemblies, components, and field replaceable units, PANOS SW version, etc.  Flextronics shall transmit Config as Built data to Customer through EDI feed as a Product is moved into “Finished Goods Inventory”.  The [***] document shall be maintained by Customer and updated as new Products are introduced to this Agreement for manufacturing.  As of the Effective date of this Agreement the latest revision of [***] applies.
12.2     Global Systems & Tools. Supplier will provide Customer with Global System access to generate manufacturing activity reports on an as needed basis (example LeanTaas).  Global Systems are defined as the software Supplier decides to make available to Customer and which Customers used to monitor and manage manufacturing activities conducted by Supplier for Customer.  Supplier shall make commercially reasonable efforts to provide access to the same Global Systems and reports and data for Customer’s use for activities at any new or any additional Supplier manufacturing facilities used to manufacture products for Customer.  In the event that a Global System that is being utilized currently by Supplier and Customer becomes no longer available to Customer, Supplier shall make commercially reasonable efforts to notify Customer at least [***] prior to the removal and Supplier shall provide an alternative Global System solution such that there will be no interruption in the information available to Customer to monitor and manage Supplier’s activities~~.~~ Supplier shall ensure that any Global System provided to

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Customer will allow Customer to generate the same or substantially the same type of activity reports as the LeanTaas system does as of the Effective Date.
12.3     System Interruption. Flextronics will make commercially reasonable efforts to provide continuous uptime of its Flextronics systems or Flextronics provided systems, which have impact on Flextronics’ ability to provide Customer with Products (example: FlexFlow, EDI, Baan). To the extent that Flextronics systems or Flextronics provided systems prevents Flextronics from shipping committed orders for Products by the last business day of any Customer fiscal quarter, then Flextronics [***].
The parties agree and acknowledge that Customer must use commercially reasonable efforts to mitigate any such [***] to the extent that Customer is able to deliver requests for orders for shipment by means and methods other than use of Flextronics provided systems or Flextronics systems such as, for example, by delivering purchase orders by fax or as an email attachment. [***].
13. PRICING
13.1.     Product Quotes. Flextronics agrees to utilize, at a minimum, the request for quote (“RFQ”) format as agreed to between the parties to respond to Product requests for quotation or for any other pricing submittals made to Flextronics. (e.g., Product revision pricing submittals). Customer may request, and Flextronics will provide, additional cost model details. Customer utilizes a semi-annual RFQ process, which will begin five weeks prior to Customer’s fiscal quarter 1 (August 1) and fiscal quarter 3 (February 1). There will be no formal RFQ process during Customer’s fiscal quarter 2 (November 1) and fiscal quarter 4 (May 1), unless there is a significant price change during the current quarter and both parties agree in writing to such price changes. All quotations by Flextronics are considered the confidential property of Flextronics and will be treated as Flextronics Proprietary Information, to be distributed to Customer’s employees Customer on a need-to-know basis in accordance with Section 15.1 (Confidentiality) or as otherwise agreed in writing by the parties.
13.2.     Pricing Review Methodology. At or about one month prior to the start of Customer’s fiscal quarter 1 (August 1) and 3 (February 1), Customer’s designee will send Flextronics an RFQ for each Product. Flextronics will complete each RFQ providing relevant product and services costs as may be agreed by the Parties. Flextronics will return the completed RFQ to Customer or Customer’s designee within the time line identified in the RFQ. The Parties shall make commercially reasonable efforts to negotiate and reach an agreement about the pricing in such RFQ by the end of that month. Unless the Parties agree on the pricing contained in RFQ by the end of such month, the Product and Services pricing agreed in writing by the parties in the previous fiscal quarter shall apply to the next quarter.
13.3.     Pricing Adjustments. During the term of this Agreement Product pricing, will be reviewed on a semiannual basis. Changes in price will be agreed in advanced in writing by the parties. Unscheduled reviews can occur where; (i) such changes results from a Customer initiated and implemented change, or (ii) Customer Controlled Materials pricing has changed. In those cases, Product pricing will be adjusted (increased or decreased) but only by the amount such change caused and only with shipment of Products containing such change.
Customer and Flextronics will agree on [***] cost reduction targets for the Flextronics Controlled Components and Services. Customer expects Flextronics agrees to use commercially reasonable efforts to achieve a minimum cost reduction target of [***] per quarter [***] on the Flextronics Controlled Components and Services.
In addition, Flextronics will make commercially reasonable efforts to reduce the Value Added Mark Up (VAM) each year based on mutually agreed targets established in writing and such targets will factor in increased sales to Customer.
13.4.     Equitable Reduction. In addition to the quarterly Flextronics cost reductions described above, Flextronics will make equitable adjustments to Customer’s prices for Products and Services if costs are decreased due to productivity or process improvements or as a result of design changes initiated by Customer. Such cost reductions will generate price reductions for all applicable Products ordered by Customer after implementation. For the above, “implementation” will be defined as the date on which Flextronics ships the Product containing the designed changed Products Unless otherwise noted in this Agreement or in a separate agreement signed by the

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parties, the unit price includes all charges for the Products(s), any related deliverable items and Services, and packaging.
13.5.     Unfavorable Purchase Price Variation (UPPV). Unfavorable Purchase price variances (UPPV’s) will be invoiced to Customer on a monthly basis.
Unfavorable price variances when compared to the agreed costed BOM price will only be invoiced to Customer in cases where the unfavorable price variance was caused by un-forecasted demand from Customer, or in cases where the unfavorable cost variance affects components purchased by Flextronics. Approval for such unfavorable price variances will require written authorization from Customer prior to Flextronics placing a PO.
13.6.     Favorable Purchase Price Variation (FPPV). Flextronics agrees that if a lower component price is obtained compared to the agreed costed BOM price Flextronics will use such FPPV as part of its ongoing efforts to achieve the cost reduction target described in Section 13.3. After the first [***], Flextronics agrees to share [***] of the FPPV with Customer. After the initial [***], [***] of the FPPV will be granted to Customer.
13.7.     Inventory Buy-Up / Buy-Down. The inventory Buy-Up/Buy-Down reconciliation between Customer and Flextronics shall be completed after the bi annual cost pricing review as set forth in Section 13.2 (Pricing Review Methodology) has been finalized. The standard material cost established for the next six months is compared to the standard material cost from the previous six months. For those Products that have a different material standard BOM Cost than the material inventory on hand at Flextronics, the material inventory is to be revalued to the next six months ~~standard~~ material BOM cost. The new revaluation difference is either paid by Flextronics or Customer based on this assessment. For the avoidance of doubt, if the new standard material cost is less than previous standard material cost, Customer will owe Flextronics the difference between the old and new standard material cost multiplied by the quantity of inventory on hand at Flextronics. In such case where the new standard material BOM cost has increased, Flextronics will owe Customer a credit for the difference between the old and new standard material BOM cost multiplied by the quantity on hand at Flextronics. The effect of this Buy-Up/Buy-Down is to bring all inventory available for sale to a current standard BOM cost, including inventory in WIP and FGI.
13.8.     Early Invoice Payment Discount. If Customer agrees to pays Supplier within ten (10) business days of receipt of invoice, then in return Supplier shall permit [***] discount based on the value of the invoice. Invoices qualifying for the early invoice payment discount will include all “Production”, “Miscellaneous”, and, “NPI”. However, Service & Repair” invoices do not qualify for the early invoice payment discount.
13.9.     Direct Order Fulfillment (DOF) Charges, Fees. Flextronics agrees to invoice Customer using the negotiated DOF charges/fees in Exhibit 5 each month when submitting monthly OCOGS report. The DOF charges/fees will be submitted within the first week of each new month. Flextronics and Customer agree to reevaluate the DOF charges/Fees each year and make changes based on business growth and forecast.
14 QUALITY AND SAFETY
14.1     Quality Assurance
(a) Flextronics will maintain quality assurance systems for the control of material quality, processing, assembly, testing, packaging and shipping in accordance with leading industry practices. Flextronics confirms that all facilities in which Customer’s Products are manufactured under the terms hereof are and shall remain ISO 9001 (or the most current successor standard) registered and compliant and that all facilities owned or leased by Flextronics in which Customer’s Products are manufactured are ISO 14001 (or the most current successor standard) registered and compliant. The workmanship standard to be used in manufacturing the Products is and shall remain IPC A-610 C, or equivalent as published by the Institute for Interconnecting and Packaging Electronic Circuits (or the most current successor standard). In addition Flextronics confirms that it is and shall remain TL 9000 (or the most current successor standard) certified in the facilities in which Customer’s Products will be manufactured. In the event Customer requires Flextronics to obtain other industry standard certifications or registrations, Flextronics agrees to use commercially reasonable efforts to obtain such registrations and Customer shall pay the costs related thereto.

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(b) Flextronics is responsible for performing, in accordance with good industry practice, all inspections and tests required in order to ensure full compliance of Products with the requirements of this Agreement, including performing:
(i) general inspections or equivalent for visual inspection for cosmetic defects;
(ii) dimensional inspections or equivalent;
(iii) finished goods electrical testing to ensure a fully working Product; and
(iv) functional and system tests using test equipment, procedures, methods and software provided by Customer.
14.2     Service Standard
Flextronics will perform the services under this Agreement using careful, efficient, and qualified workers, and in a professional and workmanlike manner in accordance with the requirements of this Agreement including the applicable Statement of Work.
14.3     Returns Process and Reporting
Flextronics shall implement and maintain a fully documented corrective action and returns handling and reporting system that satisfies Customer’s requirements set out in Customer’s form [***] the Flextronics Corrective Action Request attached hereto and incorporated herein. Customer shall notify Flextronics in writing of the non-conformance through a Flextronics Corrective Action Request (“SCAR”). Flextronics shall provide to Customer a written response to the SCAR within five (5) Business Days of receipt of same, or as agreed in writing between the parties.
14.4     Audits and Inspections
Customer and its auditors/inspectors may during normal business hours, but no more than once per calendar year and following reasonable written notice and subject to Flextronics’s normal security requirements, review the Flextronics’s facilities, manufacturing processes and quality and environmental management system control procedures and associated documentation as reasonably necessary for Customer and its auditors/inspectors to satisfy themselves about Flextronics’s quality management and environmental management systems, that its manufacturing processes are capable of consistently providing the Products in accordance with Flextronics’s warranties and compliance with Section11.3( b) (Conflict Minerals). Customer may perform quality and environmental management system audits of Flextronics’s production lines for the Products, upon five (5) days advanced written notice to Flextronics. If any deficiencies, including process defects, which may materially adversely affect Flextronics’s performance of its applicable obligations as set forth in this Agreement are identified by any such auditor or inspector, the parties will confer about such deficiencies and defects and a plan will be generated and agreed upon pursuant to which Flextronics shall promptly correct any such deficiencies at Flextronics’s cost.
14.5     Record Keeping and Recording
Flextronics shall record and maintain quality records of Products through the manufacturing, quality inspections, and test processes by serial number for the entire Product life cycle (engineering prototype, new product introduction, on-going production, and repair). Quality records shall include, but not be limited to Product, serial number traceability, work order numbers, component level traceability on specific parts or components as agreed upon in writing by the Flextronics and Customer, pass/fail test records, ship date, return and repair date as applicable. Quality records shall be maintained for a period of five years after the “end of support” (EOS) as determined by parties in writing. Quality records shall be made available for any single Product serial number within one business day of request by Customer, and any range of serial numbers in a time frame as deemed reasonable between the parties and at no charge to Customer.

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14.6 Safety of ODM Products

(a) Safety and Regulatory Certifications. Flextronics shall, at its own expense, obtain and maintain all relevant product safety agency and regulatory agency certifications, current and planned worldwide, which are applicable for the ODM Products and Flextronics’ common hardware for which the ODM Product is derived from, including but not limited to: product safety agency certifications (through an internationally recognized NRTL approved test organization such as UL, CSA or TUV), industry common and relevant safety reports and certificates (safety test report and certificate to the CB scheme, including listing of all safety critical components; UL, CSA or TUV certificate as applicable), EMC test reports to the relevant country requirements.

(b) Extended Requirements. If Customer requires extended world-wide and/or country specific safety or regulatory agency certifications (including testing, reports and certificates) for the ODM Product beyond those that Flextronics shall obtain and maintain as described in (a), above, (“Extended Requirements”) Customer shall define such Extended Requirements in a product requirements document (“PRD”).   Flextronics shall work with Customer to obtain and maintain such Extended Requirements in accordance to the timeline designated in the PRD.  The parties shall negotiate in good faith about the costs for such Extended Requirements, taking into account whether the Extended Requirements are common to other Flextronics customers or unique to Customer.

15. MISCELLANEOUS

15.1.     Confidentiality. Each party shall refrain from using any and all Confidential Information of the other party for any purposes or activities other than those specifically authorized in this Agreement. Except as otherwise specifically permitted herein or pursuant to written permission of the other party, neither party shall disclose or facilitate the disclosure of any Confidential Information of the other party to anyone, except to its employees and consultants and employees and consultants of its Affiliates who need to know such information for the performance of this Agreement and who have agreed in writing to confidentiality terms that are no less restrictive than the requirements of this Section. Each party shall use all reasonable efforts to maintain the confidentiality of all of the other party's Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance. Notwithstanding the foregoing, the receiving party may disclose Confidential Information of the other party or the existence and/or the terms and conditions of this Agreement pursuant to a subpoena or other court process only (i) after having given the disclosing party prompt notice of the receiving party's receipt of such subpoena or other process and (ii) after the receiving party has given the disclosing party a reasonable opportunity to oppose such subpoena or other process or to obtain a protective order. Confidential Information of the disclosing party in the custody or control of the receiving party shall be promptly returned or destroyed upon the earlier of (i) the disclosing party's written request or (ii) termination of this Agreement. Notwithstanding the foregoing, either party may disclose the existence and/or the terms and conditions of this Agreement: (i) on a confidential basis to its legal or financial advisors; (ii) as required under applicable securities regulations; or (iii) on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such party. The terms and conditions of this Section 15.1 shall apply during the term of this Agreement and for three (3) years after the expiration of any termination of this Agreement.

15.2.    Use of Flextronics Name is Prohibited. Customer may not use Flextronics's name or identity or any other Confidential information in any advertising, promotion or other public announcement without the prior express written consent of Flextronics.

15.3.     Entire Agreement; Severability. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes a prior agreements and understandings between the parties relating to such transactions. If for any reason a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in full force and effect.

15.4.     Amendments; Waiver. This Agreement may be amended only by written consent of both parties. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

future enforcement of that or any other provision. Neither party will be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted.

15.5.     Independent Contractor, Applicable Laws. Neither party shall, for any purpose, be deemed to be an agent of the other party, and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever. Both parties are independently responsible for compliance with all applicable laws, rules, and regulations in connection with its respective obligations under this Agreement including but not limited to, anti-bribery and anti-corrupt practices regulations.

15.6.     Expenses. Each party shall pay their own expenses in connection with the negotiation of this Agreement. All fees and expenses incurred in connection with the resolution of Disputes shall be allocated as further provided in Section15.11 below.

15.7.     Insurance. Flextronics and Customer agree to maintain appropriate insurance to cover their respective risks under this Agreement with coverage amounts commensurate with levels in their respective markets.

15.8.     Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, Materials unavailability, or any other cause beyond the reasonable control of the party invoking this section (collectively, a "Force Majeure"), and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement

15.9.     Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, Flextronics may assign some or all of its rights and obligations under this Agreement to an Affiliate of Flextronics.

15.10.    Notices. All notices required or permitted under this Agreement will be in writing and will be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier. All communications will be sent to the addresses set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this section.

15.11.    Disputes Resolution; Waiver of Jury Trial.

(a) Except as expressly set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

(b) The parties acknowledge agree that it is their mutual desire to resolve all Disputes through processes that minimize the impact of Disputes (the resolution thereof) on the successful performance of this Agreement as well as the time, cost and resources (financial and otherwise) that each party may be required to allocate to resolve Disputes. Accordingly, notwithstanding anything contained in this Section 15.11 to the contrary, in the event of a Dispute, prior to referring such Dispute to arbitration pursuant to Subsection (d) of this Section 15.11, Customer and Flextronics shall attempt in good faith to resolve any and all controversies or claims relating to such Dispute promptly by negotiation commencing within ten (I 0) calendar days of the written notice of such Dispute by either party, including referring such matter to Customer's then-current President and Flextronics's then current executive in charge of manufacturing operations in the region in which the primary activities of this Agreement are performed by Flextronics. The representatives of the parties shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute for a period of four (4) weeks. In the event that the parties are unable to resolve such Dispute pursuant to this Subsection (b), then, subject to the provisions of Subsection (c) of this Section 15.11, the provisions of Subsections (d) through (p) of this Section 15.11, inclusive, shall apply.

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

(c) Except as otherwise provided in this Agreement, the following binding dispute resolution procedures shall be the exclusive means used by the parties to resolve Disputes. Either party may, by written notice to the other party, refer any Disputes for resolution in the manner set forth below.

(d) Any and all Disputes shall be referred to arbitration under the rules and procedures of the American Arbitration Association ("AAA"), which shall act as the arbitration administrator (the "Arbitration Administrator").

(e) The parties shall agree on a single arbitrator (the "Arbitrator"). The Arbitrator shall be a retired judge selected by the parties from a roster of arbitrators provided by the Arbitration Administrator; provided, that the roster will be limited to judges who have had a minimum often (10) years of experience either negotiating or serving as an arbitrator to resolve disputes regarding contract manufacturing services agreements or similar agreements. If the parties cannot agree on an Arbitrator within seven (7) days of delivery of the demand for arbitration ("Demand") (or such other time period as the parties may agree), the Arbitration Administrator will select an independent Arbitrator in accordance with its rules, but subject to the qualification requirements specified herein.

(f) Unless otherwise mutually agreed to by the parties, the place of arbitration shall be San Jose, California, although, for the avoidance of doubt, the arbitrators may be selected from any rosters maintained by the Arbitration Administrator.

(g) The Federal Arbitration Act shall govern the arbitrability of all Disputes. The Federal Rules of Civil Procedure and the Federal Rules of Evidence (the "Federal Rules"), to the extent not inconsistent with this Agreement, govern the conduct of the arbitration. To the extent that the Federal Arbitration Act and Federal Rules do not provide an applicable procedure, New York law shall govern the procedures for arbitration and enforcement of an award, and then only to the extent not inconsistent with the terms of this Section. Disputes between the parties shall be subject to arbitration notwithstanding that a party to this Agreement is also a party to a pending court action or special proceeding with a third party, arising out of the same transaction or series of related transactions and there is a possibility of conflicting rulings on a common issue of law or fact.

(h) Unless otherwise mutually agreed to by the parties, each party shall allow and participate in discovery as follows:

(i)     Non-Expert Discovery. Each party may (1) conduct three (3) non-expert depositions of no more than five (5) hours of testimony each, with any deponents employed by any party to appear for deposition in New York City; (2) propound a single set of requests for production of documents containing no more than twenty (20) individual requests; (3) propound up to twenty written interrogatories; and (4) propound up to ten (10) requests for admission.

(ii)     Expert Discovery. Each party may select a witness who is retained or specially employed to provide expert testimony and an additional expert witness to testify with respect to damages issues, if any. The parties shall exchange expert reports and documents under the same requirements as Federal Rules of Civil Procedure 26(a)(2)&(4).

(iii)     Additional Discovery. The Arbitrator may, on application by either party, authorize additional discovery only if deemed essential to avoid injustice. In the event that remote witnesses might otherwise be unable to attend the arbitration, arrangements shall be made to allow their live testimony by videoconference during the arbitration hearing.

(i) The Arbitrator shall render an award within six (6) months after the date of appointment, unless the parties agree to extend such time. The award shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law. The Arbitrator shall have authority to award compensatory damages only, and shall not award any punitive, exemplary, or multiple damages. The award (subject to clarification or correction by the arbitrator as allowed by statute and/or the Federal Rules) shall be final and binding upon the parties, subject solely to the review procedures provided in this Section.

(j) Either party may seek arbitral review of the award. Arbitral review may be had as to any element of the award.

(k) Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties, including without limitation any proceeding to enforce this Section, to review or confirm the award in arbitration, or for preliminary injunctive relief, shall be brought exclusively in a court of competent jurisdiction in the city of New York, New York (the "Enforcing Court"). By execution and delivery of this Agreement, each party accepts the jurisdiction of the Enforcing Court.

(l) Each party shall pay their own expenses in connection with the resolution of Disputes pursuant to this Section. The prevailing party in a Dispute will be entitled to recover all reasonable attorneys' fees, costs and

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

expenses that it incurs in connection with such Dispute in proportion to the amount of recovery of the total claims by both parties that were awarded in the prevailing party's favor.

(m) The parties agree that the existence, conduct and content of any arbitration pursuant to this Section 15.11 shall be kept confidential and no party shall disclose to any person any information about such arbitration, except: (i) as may be required by law or by any governmental authority or for financial reporting purposes in each party's financial statements; (ii) as required under applicable securities regulations; or (iii) on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such party.

(n) IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WANE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

(o) In the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

(p) Notwithstanding the foregoing provisions of this Section 15.11, each party reserves the right to seek injunctive or other equitable relief in a court of competent jurisdiction with respect to any Dispute related to the actual or threatened infringement, misappropriation or violation of a party's intellectual property rights or breach of Section 15.l (Confidentiality) hereof.

15.12.    Even-Handed Construction. The terms and conditions as set forth in this Agreement have been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any party merely because it was prepared by one of the parties.

15.13.    Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

15.14.     Controlling Law. This Agreement shall be governed and construed in all respects in accordance with the domestic laws and regulations of the State of New York without regard to its conflicts of laws provisions; except to the extent there maybe any conflict between the law of the State of New York and the Incoterms of the International Chamber of Commerce, 2000 edition, in which case the Incoterms shall be controlling. The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as may be amended from time to time, shall not apply to this Agreement.

15.15.    Data Protection Agreement. The Parties shall negotiate in good faith a Data Protection Agreement to address the requirements of applicable data protection law.

1 5.16.     Counterparts. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have caused this Manufacturing Services Agreement to be duly executed by their duly authorized representatives as of the Effective Date.

PALO ALTO NETWORKS, INC.:		FLEXTRONICS TELECOM SYSTEMS LTD.:
Signed:	[***]	Signed:	[***]

Print Name:	[***]	Print Name:	[***]

Title:	[***]	Title:	[***]

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

Exhibit 1
Definitions

“Affected Inventory Costs”
shall mean: (i) 110% of the Cost of all affected Inventory and Special Inventory in Flextronics’s possession and not returnable to the vendor or reasonably usable for other customers, whether in raw form or work in process, less the salvage value thereof, (ii) 105% of the Cost of all affected Inventory and Special Inventory on order and not cancelable, (iii) any vendor cancellation charges incurred with respect to the affected Inventory and Special Inventory accepted for cancellation or return by the vendor, (iv) the then current fees for any affected Product, and (v) expenses incurred by Flextronics related to labor and equipment specifically put in place to support the purchase orders and Forecasts that are affected by such reschedule or cancellation (as applicable).

“Affiliate”	shall have the meaning set forth in Section 4.3
“Aged Inventory”	shall mean any Inventory and/or Special Inventory for which there has been zero or insignificant consumption for such Inventory and/or Special Inventory during the prior 180 days.
“Approved Vendor List” or “AVL”	shall mean the list of suppliers currently approved to provide the Materials specified in the bill of materials for a Product
“Confidential Information”
shall mean (a) the existence and terms of this Agreement and all information concerning the unit number and fees for Products and Inventory/Special Inventory; (b) the Specifications; and (c) any other information that is marked “Confidential” or the like or, if delivered verbally, confirmed in writing to be “Confidential” within 30 days of the initial disclosure. Confidential Information does not include information that (i) the receiving party can prove it already rightfully knew at the time of receipt from the disclosing party without restrictions on use or disclosure; (ii) has come into the public domain without breach of this Agreement by or other fault of the receiving party; (iii) was received by the receiving party from a third party that had the right to disclose such information and discloses it without restrictions on its use of disclosure; (iv) the receiving party can prove it independently developed without use of or reference to the disclosing party’s Confidential Information; or (v) is disclosed with the prior written consent of the disclosing party.

“Cost”	shall mean the cost represented on the bill of materials supporting the most current fees for Products at the time of cancellation, expiration or termination, as applicable.
“Customer Controlled Materials”	shall mean those Materials provided by Customer or by suppliers with whom Customer has a commercial contractual or non-contractual relationship.
“Customer Controlled Materials Terms”	shall mean the terms and conditions that Customer has negotiated with its suppliers for the purchase of Customer Controlled Materials.
“Customer indemnities”	shall have the meaning set forth in Section 9.1.
“Damages”	shall have the meaning set forth in Section 9.1.
“Disputes”	shall mean any disputes, differences, controversies and claims arising out of or relating to the Agreement

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

“Economic Order Inventory”	shall mean Materials purchased in quantities, above the required amount for purchase orders, in order to achieve price targets for such Materials.
“Excess Inventory”
shall mean all Inventory and Special Inventory possessed or owned by Flextronics that is not required for consumption to satisfy the next 180 days of demand for Products under the then-current purchase order(s) and Forecast.

“Environmental Regulations”	shall mean any hazardous substance content laws and regulations including, without limitation, those related to the EU Directive 2002195/EC about the Restriction of Use of Hazardous Substances (RoHS).
“Fee List”	shall have the meaning set forth in Section 3.5.
“Flextronics Controlled Materials”	shall mean those Materials designated as “Flextronics Controlled” in a bill of materials agreed to by the parties.
“Flextronics-Supplied Critical Component”	shall mean the custom Materials required by Customer and supplied by Flextronics, as set forth in Exhibit 3 and as revised through mutual agreement between the parties from time to time.
“Flextronics Indemnities”	shall have the meaning set forth in Section 9.2.
“Force Majeure”	shall have the meaning set forth in Section 15.8.
“Inventory”	shall mean any Materials that are used to manufacture Products that are ordered pursuant to a purchase order from Customer.
“Lead Time(s)”
shall mean the Materials Procurement Lead Time plus the manufacturing cycle time required from the delivery of the Materials at Flextronics’s facility to the completion of the manufacture, assembly and test processes.

“Long Lead Time Materials”	shall mean Materials with Lead Times exceeding the period covered by the accepted purchase orders for the Products.
“Materials”	shall mean components, parts and subassemblies that comprise the Product and that appear on the bill of materials for the Product
“Materials Procurement Lead Time”
shall mean with respect to any particular item of Materials, the longer of(a) lead time to obtain such Materials as recorded on Flextronics’s MRP system or (b) the actual lead time, if a supplier has increased the lead time but Flextronics has not yet updated its MRP system.

“Minimum Order Inventory”	shall mean Materials purchased in excess of requirements for purchase orders because of minimum lot sizes available from the supplier.
“Monthly Charges”
shall mean a total aggregate 1.0% monthly charge for finance carrying costs and storage and handling charges, in each case measured as a percentage of the Cost of the Inventory and/or Special Inventory and/or of the fees for the Product affected subject to the charge per month until such Inventory and/or Special Inventory and/or Product is returned to the vendor, used to manufacture Product or is otherwise purchased by Customer.

“Obsolete Inventory”	shall mean Inventory or Special Inventory that is any of the following: (a) removed from the bill of materials for a Product by an engineering change; (b) no longer on an active bill of material for any of Customer’s Products; or (c) on-hand Inventory and Special Inventory that are not required for consumption to satisfy the next 180 days of demand for Products under the then-current purchase order(s) and Forecast.

“ODM Products”
shall mean those Products designated as “ODM Products” by the parties (as opposed to those Products designed as EMS or “Other” Products). The parties agree that the [***] Products and the [***] Products are at the time of the Effective Date the only ODM Products, as set forth on Exhibit 3.

“Product”	shall have the meaning set forth in Section 2.1.
“Production Materials”
shall mean Materials that are consumed in the production processes to manufacture Products including without limitation, solder, epoxy, cleaner solvent, labels, flux, and glue. Production Materials do not include any such production materials that have been specified by Customer or any Customer Controlled Materials.

“Special Inventory”	shall mean any Long Lead Time Materials and/or Minimum Order Inventory and/or Economic Order Inventory.
“Specifications”	shall have the meaning set forth in Section 2.1.
“Work”	shall have the meaning set forth in Section 2.1.

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

Exhibit 2
FLEXTRONIC FACILITIES

[***]

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

Exhibit 3

ODM Products and Flextronics-Supplied Critical Component List for ODM Products

ODM Products: [***]

Flextronics-Supplied Critical Component List for ODM Products:

item_number	item_name	revision	quantity	manufacturer_1	manufacturer_item_number_1
[***]	[***]	1	1	[***]	[***]
[***]	[***]	1	8	[***]	[***]
[***]	[***]	00A	1	[***]	[***]
[***]	[***]	1	4	[***]	[***]
[***]	[***]	1	1	[***]	[***]
[***]	[***]	00A	1	[***]	[***]
[***]	[***]	00A	1	[***]	[***]
[***]	[***]	00A	1	[***]	[***]
[***]	[***]	00A	1	[***]	[***]
[***]	[***]	00A	1	[***]	[***]
[***]	[***]	00A	1	[***]	[***]

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

Exhibit 4

RSA ADDENDUM

To be attached or incorporated by reference

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

EXHIBIT 4
RSA ADDENDUM TO THE
Flextronics Manufacturing Services Agreement

This Repair Services Addendum (“RSA Addendum”) is governed by the Flextronics Manufacturing Services Agreement dated December 8, 2015 (“MSA”), between Palo Alto Networks, Inc. (“PANW” or “Customer”) and Flextronics Telecom Systems Ltd., (“Flextronics”). The MSA and addenda including this RSA Addendum shall be collectively referred to herein as the “Agreement”.

RECITALS

WHEREAS, Customer and Flextronics have entered into the MSA, and the parties desire to add repair and repair related services to be performed by Flextronics (the “Services”) pursuant to terms as similar as possible to the terms agreed to in the MSA; and

WHEREAS, the Customer has entered into an ongoing sales agreement with its customers (the “Purchaser”) for the sale by Customer of certain goods. Flextronics has developed processes and practices for the receipt, storage, screening, testing, repair, refurbishment, RMA management and movement (including the management of reverse logistics of goods and the provision of visibility into the status of the movement of such goods through electronic communications and otherwise) of goods; and

WHEREAS, Customer acknowledges that Flextronics’s expertise is in providing these Services and that Flextronics’s responsibility related to the Customer’s goods is limited to this extent.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, the parties agree to add the following to the Agreement:

1.SERVICES
1.1.    Responsibilities of Flextronics.

a    Generally. Flextronics will perform the Services pursuant to a mutually agreed upon written statement of work (“Statement of Work”) set forth in Exhibit A. The Services shall also constitute “Work” as such term is used in the MSA. Each Statement of Work is subject to the terms of this RSA Addendum and includes all product manufactured by Flextronics, applicable pricing and the repair specifications for the Services (the Repair Specifications”) and other details applicable to the Services for Products (hereafter Products serviced under this RSA Addendum shall be referred to as “Good(s)”) or group of Goods. Any Services related to the management, repair and storage of Goods will be provided at those facilities of Flextronics and/or its subcontractor(s) situated at the locations identified in the Statement of Work (each a “Flextronics Facility”). In case of any conflict between the Statement of Work and this RSA Addendum, this RSA Addendum shall prevail. Flextronics shall perform the Services in a professional manner in accordance with the Customer’s instructions, using a commercially reasonable degree of diligence, care and skill.

b    Manufacturing Warranty. Upon receipt of a returned Good, Flextronics shall determine if (i) the returned Good was originally manufactured by Flextronics and (ii) the defects exhibited by the returned Good are covered by the manufacturing workmanship warranty given by Flextronics in the MSA (the “Manufacturing Warranty”). If the returned Good meets the criteria set forth in subsections (i) and (ii) in the immediately preceding sentence, then Flextronics shall identify the returned Good as covered by the Manufacturing Warranty and Flextronics shall repair the nonconformance pursuant to the terms and conditions of the MSA (the “Warranty Service”). A returned Good shall not be covered by the Manufacturing Warranty if: (A) Flextronics was not the original manufacturer of the returned Good; (B) the Good is returned to Flextronics after the expiration of the applicable warranty period for the Manufacturing Warranty; or (C) any exception set forth in the MSA to the Manufacturing Warranty applies to such Good. Any Service (other than Warranty Service) performed with respect to any returned Good (which such Service may include without limitation out of warranty repair service, upgrading the Good to the most current specifications for the Good or other refurbishment service) shall be performed by Flextronics at the charges set forth in the Statement of Work.

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

c.Upon return of a defective Good, Flextronics shall determine whether the Good is repairable. If so, Flextronics shall repair the Goods in accordance with the specifications provided by Customer (the “Repair Specifications”). If not, Flextronics shall notify Customer of its belief that the Good is not repairable and request disposition from Customer. Any charges associated with the disposition must be identified by Flextronics and approved by Customer prior to being incurred.

1.2.    Responsibilities of Customer. Customer shall provide, at no charge, such training as reasonably required by Flextronics to enable it to perform the Services. Customer shall ensure the delivery of defective Goods to the Flextronics repair facility.

Customer shall provide Flextronics with the necessary Repair Specifications as set forth in Exhibit A hereto and incorporated herein by reference.
Unless otherwise agreed in a local Scope of Services, Customer shall be responsible to co-ordinate and organise the:

(i)	inbound transportation of faulty Goods from the collection point to the Flextronics repair centre, and

(ii)	outbound transportation of the repaired Goods to the designated return delivery point.

Customer will provide Flextronics on a consigned basis with the special tools and other equipment needed to repair the Goods (meaning that such tools and equipment shall remain the property of Customer).
Customer shall provide Flextronics with technical information, manuals, parts lists, firmware and (adjustments of) software programs necessary to perform the Repair Services as Flextronics may reasonably request from time to time.
2.TERM AND TERMINATION
2.1.    Term. The term of this RSA Addendum shall commence on the RSA Addendum Effective Date and shall be coterminous with the MSA as amended unless (a) either party provides ninety (90) days prior written notice of its intent to terminate this RSA Addendum for convenience, or (b) a party provides written notice of its intent to terminate this RSA Addendum for cause to the other party, if such other party defaults in the performance of any material term of this RSA Addendum (including defaulting in any payment due) and such default continues unremedied for a period of thirty (30) days after the delivery of written notice. Expiration or termination of the MSA as amended or this RSA Addendum shall not affect the amounts due under the Agreement by either party that exist as of the date of expiration or termination. Termination of this RSA Addendum and settling of accounts as described herein shall be the exclusive remedy of the parties for breach of this RSA Addendum. Upon payment of all sums due, the Customer shall remove the Goods from the Flextronics Facility within five (5) business days of the date of termination.
3.CHARGES AND PAYMENT TERMS
3.1.    Charges. In consideration for the Services, Customer will pay Flextronics the charges set forth in the applicable Statement of Work. In the event that the market price of materials “Materials”, equipment, labor or other costs related to the provision of the Services change beyond normal variations in pricing, either party may request that the parties meet and review the charges. Any changes to the charges, including the effective date of such changes, shall not be effective unless agreed to in writing by both parties in their absolute discretion. For the avoidance of doubt, neither party shall be obliged to agree to a change in pricing.
4.TITLE TO GOODS, RISK OF LOSS AND SHIPMENT
Unless otherwise mutually agreed to by the parties in the applicable Statement of Work, Customer will hold title to the Goods and any Consigned Materials (as defined in Section 6 below) at all times. Unless otherwise mutually agreed to by the parties in the applicable Statement of Work, Flextronics shall never take title to the Goods or to any Consigned Materials. During the time that Goods and Consigned Materials are in the care, custody and control of Flextronics, Flextronics agrees to assume risk of loss for such Goods and Consigned Materials. Flextronics’s sole liability for risk of loss is as set forth in this Section 4. For all repaired Goods shipped by Flextronics, shipment will be made by EXW (Ex Works, Incoterms 2010) the Flextronics Facility, at which time the [risk of loss for the repaired Good and any Materials shipped will pass to Customer. Flextronics shall be liable for any loss or damage to the Goods (including any inventory shortage or unexplained or mysterious disappearance of Goods while they are under the care, custody and control of Flextronics to the extent such loss or damage arises as a result of Flextronics’s negligence or willful misconduct.

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

Flextronics’ liability for loss or damage shall be limited to the cost to replace the Good with a Good of like kind and value in the same condition as existed at the time of such loss or damage, inventory shortage, disappearance, theft or destruction. Customer will insure the full value of the Goods and any Consigned Materials against all risks while they are under Flextronics’ care, control and custody.
5.MATERIALS
5.1.    Supersedes MSA Materials Liability Terms. This Section 5.1 shall apply to the Services to be performed under this RSA Addendum in lieu of any terms or conditions set forth in the MSA with respect to materials liability for cancellation or rescheduling of purchase orders.

5.2.	Materials Planning.

a
Quarterly. On or prior to the Effective Date, Customer will provide Flextronics with all information and data regarding historical defect rates for the Goods, estimated repair forecasts based on history, forward looking production forecasts and any other information reasonably requested by Flextronics that is relevant to Flextronics’s Materials planning. Customer will update such information on a quarterly basis. Customer acknowledges that Flextronics will rely on such data and Flextronics’s own repair history in creating its forecasts and managing Materials inventory levels.

b
New Product. Within ten business days of Customer’s notice that a new Product will be introduced to the Services performed under this RSA Addendum and receipt of estimated repair forecasts, forward looking production forecasts and any other information reasonably requested by Flextronics that is relevant to Flextronics’s Materials planning, Flextronics shall create and provide to Customer a bill of Materials for the planned repair of such Product as well as applicable documentation for Materials management with appropriate planning and procurement inspection to support the Services to be performed on such Product (collectively “Repair Planning BOM”). Upon providing Customer with the Repair Planning BOM, Flextronics will allow one week for Customer to review and provide changes to such documentation. After the completion of such review period, Flextronics shall proceed with planning and purchasing such Materials based on Customer’s historical repair data and Customer’s updated Repair Planning BOM, as applicable.

5.3.    Consigned Materials. Customer shall pay for or obtain and consign to Flextronics certain Materials for use in the Services as required by the Statement of Work that will be owned by Customer (the “Consigned Materials”). As mutually agreed, Flextronics shall buy all material to support product repair in accordance with PANW provided data, except those materials that PANW has available for consignment PANW agrees to provide Flextronics repair sites with a stock status report of materials available for consignment on a regular basis. Customer shall provide the Consigned Materials in quantities, quality and at times sufficient for Flextronics to efficiently perform the Services.
5.4.    Inventory. Flextronics is authorized to purchase all Materials other than Consigned Materials needed to complete the Services, including without limitation any repairs of Goods and/or component level repair of certified repair parts. Flextronics and Customer shall work together to determine Materials inventory levels in order to maintain a working stock of Materials and to minimize any excess of Materials.
5.5.    Return of Materials. Customer shall assist Flextronics in establishing procedures to return Materials that are under warranty to the supplier/original equipment manufacturer to obtain a credit, a repaired Material or a replacement Material. Customer will pass on to Flextronics any credits received for any Materials returned to a supplier under this arrangement.
5.6.    Excess Inventory:
“Excess Inventory” is defined as Materials on hand balance in excess of 180 days anticipated demand, is subject to the following:

(a)	In the event there is no forecast (or insufficient data to reasonably create a forecast) 180 days anticipated demand is assumed to be the same as the previous 180 days usage.

(b)	Flextronics will use reasonable procurement and inventory planning practices to prevent and reduce Excess Inventory from accumulating.

(c)	Excess Inventory will be reviewed on a quarterly basis. This does not include Consigned Materials or FGI/DGI/WIP of the Good itself.

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

(d)	Customer to purchase material on order or material on hand rendered obsolete or excess through a Customer engineering change order.

(e)	Flextronics will perform Excess Inventory analysis every three months and will provide to Customer by the end of the first week of Customer’s 1st and 3rd quarter.

(f)
Materials deemed as Excess Inventory or obsolete will be sold to Customer on a quarterly basis at [***].  Cost is defined as the Flextronics MAUC (Moving Average Unit Cost) as calculated in BaaN at the time the quarterly Excess Inventory Report was generated.

(g)
Customer’s review of the quarterly Excess Inventory report and any subsequent transfer of inventory and/or payments will occur within 30 days of Flextronics’ submission of the quarterly analysis to Customer.  Any line of the Excess Inventory report not challenged reasonably and in good faith for identified reasons by the end of the thirty (30) Calendar days from receipt of the Excess Inventory report will be understood as confirmed by Customer.

(h)
For a reasonable period of time not to exceed thirty (30) days after Flextronics notifies Customer of the Excess Inventory, Flextronics shall use commercially reasonable efforts to return the Excess Inventory to Customer vendors and to allocate the Excess Inventory to alternate programs if applicable.

(i)
Once Flextronics has exhausted commercially reasonable efforts to return the Excess Inventory to Customer Vendors and to allocate applicable Excess Inventory to alternate programs, Customer shall buy back any remaining Excess Inventory at that time.

(j)	Payment terms associated with excess and obsolete inventory will be the same as those established elsewhere in this agreement.

(k)	Customer may elect to have Flextronics physically retain excess or obsolete inventory even after sale to Customer for the possibility that there may be future demand for this inventory.

(l)
Flextronics will hold said inventory free of charge as a consigned inventory so long as the sum of such inventory remains physically reasonable in size and not to exceed one third of the total space allocated to Customer’s inventory.

(m)	In the event that consigned excess or obsolete inventory exceeds these limitations Flextronics may elect to charge a reasonable storage fee, with 30 days advance notification to Customer.

(n)	Upon termination of this agreement Flextronics shall be entitled to sell to Customer all turnkey component inventory at Flextronics [***].

(o)	The following part purchase categories will be excluded from the before-mentioned “Excess Inventory” calculations:

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

(ii)
Last time buy (LTB): Purchases to support forecast requirements through the end of a product’s service contract made in direct response to notification from a supplier or Customer that a part’s EOL date has been identified.

(iii)     New product introduction (NPI): Purchases of unforecasted material defined by Customer to support the launch of repair services for a new product.

5.7 LTB Process
The Last Time Buy process is part of the turnkey concept by which expenses are recovered via quarterly recovery process. In the LTB Process Flextronics will purchase LTB components as directed from PANW.

Purchase of a LTB Component
All LTB purchase approvals will follow the existing processes for approval by PANW, namely the projections and associated quantities.

LTB Cost Recovery Period
The cost of the LTB purchase will be recovered via invoicing over a time period of no longer than a maximum of [***] regardless of the LTB usage projection.

LTB Cost Recovery
Provided that Flextronics has disclosed and separated the below as individual line items in their quote for LTB product, the cost recovery will include:
☐         The cost of [***]
☐         The [***]
☐         The cost of [***]during the recovery period (maximum of [***] years) ([***]% /[***])

Cost Reconciliation
During the [***] period of cost recovery a rate of recovery check point will occur
☐         Within [***] of purchase
☐         Every [***] thereafter
☐         [***] prior to the end of the [***] period to insure full recovery
☐         These reconciliations will be the responsibility of the local program manager and global program manager. Reconciliations will determine if the cost recovery is adequate or if a modification of the adder(s) is required.

Methods for Determining Inventory Value on Hand
The linear method below will be used to determine Inventory Value on Hand.
[***]
[***]
5.8 Consumables:

1.
Flextronics is responsible for procuring standard packaging materials in accordance with Customer’s specifications to enable it to ship the Goods. Flextronics will drive demand with vendors and keep three weeks of stock according to historical data provided by the Customer.

2.
Flextronics will invoice Customer on a monthly basis for the actual use of these materials for all devices that were shipped or scrapped in the given period. If Customer switches materials to be used, then obsolete stock will be refunded by Customer at cost price.

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6.	WARRANTIES
Repair Warranty. Flextronics warrants that each Good that is repaired by Flextronics pursuant to this RSA Addendum will be repaired in accordance with the Repair Specifications and shall be free from defects in repair workmanship for a period of [***] from the date of shipment of the repaired Good. (The “Repair Warranty”). In the event of a breach of the Repair Warranty during the Repair Warranty Period, Customer shall return the Good to Flextronics and Flextronics shall repair the Good as set forth in Exhibit A to this RSA Addendum. The Repair Warranty shall not in any way diminish or enlarge the scope of the original manufacturing warranties applicable to any Good manufactured by Flextronics. Notwithstanding anything else in this RSA Addendum, this Repair Warranty does not apply to, and Flextronics makes no representations or warranties whatsoever with respect to: (i) Materials (including components); (ii) defects resulting from the Repair Specifications or the design of the Goods; (iii) Goods that have been abused, damaged, altered or misused by any person or entity after such Goods have been shipped from the Flextronics Facility; or (iv) defects resulting from tooling, test equipment, designs or instructions produced or supplied by Customer. Customer shall bear all of the risk, and all costs and expenses (including without limitation any standard charges by Flextronics for diagnostics and testing) associated with Goods that have been returned to Flextronics for which there is no defect found or for which a warranty exception set forth in this Section 7.1 applies. Customer will provide its own warranties directly to any of its Purchasers or other third parties. Customer will not pass through to Purchasers or other third parties the warranties made by Flextronics under this RSA Addendum. Upon any failure of a Good to comply with this limited Repair Warranty, Flextronics’s sole obligation, and Customer's sole remedy, is for Flextronics to promptly re-repair the Good and return it to Customer freight prepaid or, in the event the Good cannot be repaired, to refund to Customer the repair charge. Customer shall return Goods covered by this warranty freight prepaid after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container. FLEXTRONICS MAKES NO REPRESENTATIONS AND NO OTHER WARRANTIES OR CONDITIONS ON THE PERFORMANCE OF THE REPAIR SERVICES, OR THE GOODS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
Customer Warranties. The Customer warrants that it is either the owner or the authorized agent of the owner of the Goods and that it is accepting the terms and conditions of this RSA Addendum for itself and as agent for and on behalf of the owner. The Customer warrants that before presentation of the Goods and Consigned Materials to Flextronics (or its subcontractor) for storage or repair, the Customer will inform Flextronics in writing of any special precautions necessitated by the nature, weight or condition of the Goods and Consigned Materials and of any statutory duties specific to the Goods and Consigned Materials with which Flextronics may need to comply. In addition, the Customer warrants that unless prior to receipt of the Goods and Consigned Materials by Flextronics, Flextronics receives written notice containing all appropriate information, none of the Goods or Consigned Materials are or contain substances the storage of which would require the obtaining of any consent or license or which, if they escaped from their packaging, would or may cause pollution of the environment or harm to human health.

7.	LIABILITY AND INDEMNIFICATION The indemnities at Section 9 of the MSA shall apply to the Services performed under this Repair Services Addendum mutatis mutandis.
LIMITED LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE MSA OR THIS RSA ADDENDUM, FLEXTRONICS’S TOTAL MAXIMUM AGGREGATE LIABILITY EACH QUARTER TO CUSTOMER UNDER THIS RSA ADDENDUM SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO [***] OF THE TOTAL GROSS AMOUNTS ACTUALLY PAID TO FLEXTRONICS BY CUSTOMER FOR THE SERVICES PERFORMED PURSUANT TO THIS RSA ADDENDUM DURING THE IMMEDIATELY PRECEDING CUSTOMER [***]. THE LIABILITY CAP WILL BE RE-SET EVERY [***] ALLOWING CUSTOMER TO PURSUE CLAIMS EACH [***] UP TO THE MAXIMUM AGREED CAP AS STATED HEREIN.

8.	MISCELLANEOUS
8.6.    Entire Agreement. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the MSA. This RSA Addendum as incorporated into the Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. Each party shall hold the existence and terms of this RSA Addendum confidential, unless it obtains the other party’s express written consent otherwise. In all respects, this RSA Addendum shall govern, and any other documents including, without limitation, preprinted terms and conditions

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

on Customer’s purchase orders shall be of no effect. In the event of any conflict or ambiguity that arises between the terms and conditions of this RSA Addendum and the terms and conditions of the MSA, the terms and conditions of this RSA Addendum shall control with respect to the Services to be provided under this RSA Addendum. This RSA Addendum will be deemed to have been drafted by both parties.
8.7.    Amendments. This RSA Addendum may be amended only by written consent of both parties.
8.8.    Intellectual Property. Nothing in this RSA Addendum grants either party any rights to use the other party's trademarks, trade or corporate names, patents or other intellectual property rights, directly or indirectly, in connection with any product, service, promotion or publication without the prior written approval of the intellectual property rights owner or, in the case of corporate names, of an authorized officer of the other party.
8.9.    Data. Customer represents and warrants that, all personal data (if any) transferred to Flextronics under this Repair Services Addendum has been processed and transferred to Flextronics in compliance with all applicable data protection/privacy laws~~.~~ Flextronics disclaims and Customer accepts all liability with respect to loss of data in Goods.
8.10.    Compliance. If any legislation is compulsorily applicable to any business undertaken, this RSA Addendum shall be read as subject to such legislation and nothing in this RSA Addendum shall be construed as a surrender by Flextronics of any of its rights or immunities or as an increase of any of its responsibilities or liabilities under such legislation and if any provision of this RSA Addendum is inconsistent with a provision of any statute or rule of law having compulsorily application to the RSA Addendum then to the extent only of such inconsistency such statute or rule of law shall prevail.

9.	Except as specifically provided herein, the terms and conditions of the MSA shall apply to the Repair Services.

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EXHIBIT A
SCOPE OF SERVICES

General Program Scope:

E2E Reverse Logistics and Repair services will be delivered from Flextronics [***] and [***] service centers.

The Scope of the program will include:

a.
Adherence to a [***] business day TAT SLA from receipt of defective goods to completion of functional finished goods and notification to Customer that the device is complete through pack out and ready for pick up.

b.	Third party ODM RMA and RTV process management and timely warranty credit tracking (for example [***])

c.	Flextronics [***] product line to be repaired by the service centers, as of a mutually agreed upon date.

d.	PCBA repair

e.	Elimination of Flextronics warranty credit recovery by PANW / current repair vendor-

f.	Reduced transportation, consolidation and warehousing process costs through elimination inbound [***] into [***]

g.	Regular reporting in accordance with section J (Reporting) below

h.	Single point of contact program management to reduce partner management complexity

i.	Option to integrate comprehensive demo pool program management at an additional cost

j.	Option to integrate service parts logistics support at an additional cost

k.	Adherence to [***].

A.	Operation and space

1)	Flextronics will provide material handling equipment and trained manpower to provide the services described from Flextronics [***] and [***] facilities.

2)	The Flextronics Facilities will include appropriate security conditions.

3)
Upon reasonable advanced notice, Flextronics will permit Palo Alto Networks, Inc. (PANW) during normal business hours on business days to enter the Flextronics Facility, for stock counting and inventory purposes only, provided that PANW complies with Flextronics’s and/or its subcontractor’s security policies and is at all times escorted by a representative of Flextronics.

4)
The hours of operation for each Flextronics Facility shall be established locally in accordance with PANW’s requirements, excluding holidays. After hours support will be provided as required by PANW, upon reasonable advanced notice given to Flextronics and at an additional cost to be agreed on in writing by the parties.

5)	All Product shall be stored in accordance with industry standard.

B.	Information System

(a)	Electronic Data Interchange (EDI): (Development of EDI signals is not included in this scope of services)
Flextronics’s information system provides specific supply chain management solutions to provide PANW with visibility of its Goods in the Flextronics Facility [actual inventory] and Goods in transit [virtual inventory] where the freight movement is arranged by Flextronics.

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Flextronics and PANW will be responsible for providing any necessary systems, hardware and/or software required to support EDI communications.

(b)	Computerized Warehouse Management System:
Flextronics’s System will allow for at least the following:

(i)	Inventory tracking by Customer and Purchaser part number, serial number, case number, piece quantity, pallet quantity, receipt date, ship date;

(ii)	Goods pull on a First in First out (FIFO) basis (based on receiving date), except as specifically requested by the Customer.

(iii)	Weekly Customer reports summarizing receipts, shipments, inventory balances, WIP and raw materials for the prior week;

(iv)
Inventory categories for inventory "on hold", "damaged", and "available". Inventory in the "on hold" or "damaged" category will be tracked and reported separately from "available” inventory and will be blocked from pull and shipment while in these categories;

(v)	Ability to move inventory from one category to another while retaining original receipt information.

C.	In-bound transportation services

1.	PANW may use the services of Flextronics or its sub-contractors to transport the Goods from their Depots to Flextronics Facility.

2.
In the event that PANW does not use Flextronics or its sub-contractors to transport the Goods, PANW will provide shipment information regarding the transportation directly into Flextronics Facility. Customs documents must be provided by the carrier.

D.	Repair and Refurbishment
Flextronics shall perform the following services on the all product manufactured by Flextronics Production from [***] and [***] as part of the scope of this RSA:
(a) Screening
(b) Testing, Customer symptom duplication
(c) Bulk repair and/or refurbishment
(d) Return repaired units to designated PANW depots in [***] and [***]
(e) Repair of customer owned devices, as needed.
Add: Weekly repair report in accordance with section J sub-section 3, below

E.	Warehouse Services

1.
If Flextronics does not provide the “in-bound freight forwarding service”, PANW shall ensure that Flextronics receives a minimum of twelve (12) hours advanced notice of shipments scheduled for delivery to the Flextronics Facility.

2.	Within 24 hours of physical receipt, Flextronics will provide email notification of devices received into the repair centers. Such notification shall include the following information

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(a)	Stock receipt note;

(b)	Date received;

(c)	Part numbers and quantity received;

(d)	In-bound serial number capture

3.	Flextronics will check the Goods against shipping documents and report any discrepancies in quantity of the Goods within 24 hours of delivery of defective goods.

F.	Handling out

1.	A packing slip, prepared by Flextronics will accompany the shipment and it will provide the following information:

(a)	Part number and Model number;

(b)	Quantity disbursed;

(b)	Number of pallets/boxes;

(c)	Location in the Flextronics Facility; and

(d)	Date disbursed

(e)	Serial number
Additionally, Flex will provide same information to the destination site by way of an Advance Shipping Notification (ASN) per customer provided template, on same day of shipment.

G.	Out-bound transportation services
Customer may use the services of Flextronics or its sub-contractors to transport the Goods from Flextronics Facility to the Depot.

H.	Inventory Management (raw material or finished goods)

1.
Flextronics agrees to maintain Goods and Materials at the Flextronics Facility within an orderly and organized system, drawing from available stock on First in First out (FIFO) basis, based on receipt date into the inventory location.

2.	The inventory levels will be reported to Customer via on-line access EDI, e-mail or auto-fax as agreed between parties and locations will be noted in Flextronics’s computerized inventory system.

3.
Flextronics will perform routine cycle counting and reconciliation of Finished Goods inventory on a weekly basis and will report the following: stock balances, stock movement and stock held in quarantine.

4.
Flextronics will report monthly cycle counting metrics to Palo Alto Networks. Flextronics shall increase cycle count activities by [***]% at the deficient facility(s) when Flextronics fails to meet cycle count accuracy Key Performance Indicators, as defined in the paragraph following this, for [***] consecutive months. The increase activity shall continue through a “Cure” period defined as one month or until KPI is met for a period of [***] days.

5.	Inventory accuracy cycle count Key Performance Indicator. Flextronics will be held to a Key Performance Indicator for cycle counts to an accuracy of [***]% by count.

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6.
Occasionally, but only during Standard Business Hours, Palo Alto Networks shall have the right to require physical stock (part) checks of Goods and Material. Additionally, Palo Alto Networks (or representative) reserves the right to observe Flextronics cycle counting activities.

7.
Flextronics will provide the full visibility of Goods movement and stock situation (inventory in transit and stock in hub), from the time of receipt at the Flextronics Facility until Goods are delivered to the Depot, provided that Flextronics has been provided appropriate information from Customer to perform every service from the time of receipt at the Flextronics Facility until Goods are delivered to the Depot.

I.	Value Added Services
Flextronics may be requested from time to time to provide certain additional value added services on terms to be agreed on by the parties. If such changes result in a material change in Flextronics’s costs, Flextronics and Customer shall negotiate in good faith such adjustments.
J.    Reporting
1. Flextronics shall provide a weekly report with the following information
Goods receipt
Goods Shipments
Work-in-Process (WIP)
Inventory Aging with details of delay for any device more than 10 business days old

2.	Monthly liability report listing all turnkey and consigned raw materials on hand and on order with associated cost to Customer (consigned materials at [***]).

3.	Weekly submission to Palo Alto Networks Quality Dept. detailed repair data for each device repaired in accordance with [***], or other formally approved means.

4. Real time notification of shipments, via customer provided ASN template and receipts, via email
Implementation and Repair Turnaround Time.
The parties anticipate an implementation period for the Services of approximately [***] weeks from the date the first shipment of Goods is received by Flextronics. After such start-up period, Flextronics shall use commercially reasonable efforts to complete Services for Goods within a turnaround time of [***] business days, which such turnaround time shall be measured from the time that Flextronics receives the Good at the Flextronics Facility until the time that the Flextronics makes the Good available for pick up or shipment by the carrier (“TAT”). TAT shall be calculated on a monthly, averaged basis on the last business day of each month. Flextronics will not be required to meet the TAT set forth herein if: (i) Customer fails to perform its obligations set forth herein; (ii) changes to the Repair Specifications adversely affect the time required to perform the Services; or (iii) Customer institutes engineering holds. In the event that TAT is not met for any particular month, Flextronics and Customer will agree to a reasonable plan to address the underlying causes of the failure to meet the TAT.

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EXHIBIT B
PAN RMA PROCESS FLOW

To be attached or incorporated by reference

FLEXTRONICS AND PALO ALTO NETWORKS CONFIDENTIAL

EXHIBIT C
Program Assumptions

•	Transport charges to and from Flextronics Facilities will be borne by PANW

•	Quarterly Business Reviews shall include review of services, pricing, changes to business, goals and objectives, etc.

•
PANW will provide a matrix that will identify a threshold for maximum material costs by model / SKU.  When material costs will exceed that threshold, Flextronics will notify PANW and provide the necessary details and await direction from customer.

•	Disposition decision should be provided within 48 hours, and the volume of units that require a disposition decisions are less than [***]% of a current month’s returns.

•
Parts installed on the unit BEFORE it exceeded the repair limit threshold will be billed to PANW.  Also, the charges associated with the repair activity as defined by the pricing matrix for Simple or Complex Repairs will be billed even though a decision to scrap the unit is made by PANW

•	Certificates of destruction will be provided from each repair facility at no cost. The certificate must provide a serial number for all finished goods and drives.

•	Customs clearance and trade compliance support will be provided by Flextronics [***] service center and will be billed at a rate of [***] per shipment by origin, if requested by the customer.

•	[***]

•	Flextronics will provide Hi-Pot testers at [***]

•
Pricing shall be based on volume of Goods successfully repaired and shipped from the corresponding Service Center location in a given month in accordance with the Standard Repair Services Pricing Matrix agreed upon between the parties and as amended from time-to-time upon written agreement. As of the Effective Date, the current Standard Repair Services Pricing Matrix is below for illustrative purposes. All pricing contained in this agreement is in USD. Both Flextronics repair sites will invoice Palo Alto Networks in USD

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Standard Repair Services Pricing Matrix:
[***] and [***]

Service Center Location	Fixed Monthly [***] Fee	Activity Based Per Unit Fees (Applied as Required)
[***]	[***]
Complex Repairs – Requiring diagnostic times for trouble shooting and PCBA R&R	[***]	$[***]
PCBA Repair To include up to 1 BGA		$[***]
ECO Upgrade < 1hr labor		$[***]

[***]	[***]
Complex Repairs – Requiring diagnostic times for trouble shooting and PCBA R&R	[***]	$[***]
PCBA Repair To include up to 1 BGA		$[***]
ECO Upgrade < 1hr labor		$[***]
Combined Fixed Fee Monthly Totals:	$[***]

EXCLUDED CHARGES:

•	Warehouse/transit insurance and product liability insurance outside the terms of this RSA Addendum.

•	Transport charges to and from Flextronics Facilities.

•	Customs Import or Export charges, clearance charges, duty and taxes.

•	Provision of pallets, if required.

•	Packing materials including cartons, pallets, tape, foil and labels (such charges will be billed separately in monthly invoice with reference to the serial numbers and type of special repair).

•	Screening or technical support staff.

•	Quality audits outside of normal repair

•	Customer work areas and offices.

•	Service outside normal business hours (Monday-Friday 8 hour shifts).

•	EDI development.

•	Raw materials required for repair.

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Exhibit 5

FEES LIST

To be attached or incorporated by reference

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Exhibit 6

CRITICAL COMPONENT LIST

Chassis
Hard Drive
Power Supply
Power Module
Fans
Midplane/
Backplane
Motherboard
CPU
Memory
Controller Cards
Network Adapter
Battery/BBU Modules